UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

WESCO INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of Annual Meeting of

Stockholders and Proxy Statement

2017

Wednesday, May 31, 2017

5:00 P.M. Eastern Time

Hyatt Regency Pittsburgh International Airport

1111 Airport Boulevard

Pittsburgh, PA 15231

WESCO INTERNATIONAL, INC.

225 West Station Square Drive, Suite 700

Pittsburgh, Pennsylvania 15219-1122

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date And Time:	Wednesday, May 31, 2017 at 5:00 p.m., E.D.T.

Place:	Hyatt Regency Pittsburgh International Airport 1111 Airport Boulevard Pittsburgh, PA 15231

Record Date:	April 7, 2017

Dear Fellow Stockholders:

I am pleased to invite you to attend our 2017 Annual Meeting of Stockholders. It will be held on May 31, 2017, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania. Details regarding the items of business to be conducted at the Annual Meeting are described in the accompanying Proxy Statement:

1.	Elect eight Directors for a one-year term expiring in 2018.

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.	Approve, on an advisory basis, the frequency of an advisory vote on executive compensation.

4.	Approve the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.

5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

6.	Transact any other business properly brought before the Annual Meeting.

Voting can be completed in one of four ways:
returning the proxy card by mail	online at www.proxyvote.com
refer to the phone number on your voting card	or attending the meeting to vote in person

We are sending a Notice of Internet Availability of Proxy Materials to you on or about April 17, 2017. Stockholders of record at the close of business on April 7, 2017 will be entitled to vote at our Annual Meeting or any adjournments or postponements of the meeting. You have a choice of voting in person, over the Internet, by telephone, or by requesting a paper copy of the proxy materials and a proxy card and then executing and returning the proxy card. In order to assure a quorum, please vote over the Internet or by telephone, or request a paper copy of a proxy card and then complete, sign, date and return the proxy card, whether or not you plan to attend the meeting.

Thank you for your ongoing support of WESCO.

By order of the Board of Directors,

John J. Engel

Chairman, President and Chief Executive Officer

PROXY STATEMENT TABLE OF CONTENTS

Table – Summary Compensation Table	27	Table – Nonqualified Deferred Compensation	32

Table – All Other Compensation	28	Table – Potential Payments Upon Termination: Engel	33

Table – Grants of Plan-Based Awards for 2016	29	Table – Potential Payments Upon Termination: Schulz	35

Table – Outstanding Equity Awards at Year-End	30	Table – Potential Payments Upon Termination: Lazzaris	36

Table – Equity Awards Vesting Schedule	31	Table – Potential Payments Upon Termination: Windrow	37

Table – Option Exercises and Stock Vested	31

DIRECTOR COMPENSATION	38

Table – Director Compensation for 2016	39	Table – Director Outstanding Equity Awards at Year-End	39

WESCO International, Inc. - 2017 Proxy Statement	| i

INTERNET ACCESS TO THIS PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 31, 2017

The 2017 Proxy Statement and 2016 Annual Report of WESCO International, Inc. are available to review at: www.proxydocs.com/wcc.

We are pleased to continue to take advantage of the Securities and Exchange Commission (the “SEC”) rule that permits companies to furnish proxy materials to stockholders over the Internet. On or about April 17, 2017, we will begin mailing proxy materials. A Notice of Internet Availability of Proxy Materials (the “Notice”) contains instructions on how to vote online or by telephone, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our Annual Meeting. We encourage you to sign up for direct email notice of the availability of future proxy materials by submitting your email address when you vote your proxy via the Internet.

QUESTIONS AND ANSWERS

1.	Who is entitled to vote at the Annual Meeting?

If you held shares of WESCO International, Inc. (“WESCO” or the “Company”) Common Stock at the close of business on April 7, 2017, you may vote at the Annual Meeting. Each share is entitled to one vote on each matter presented for consideration and action at the Annual Meeting.

In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

2.	What matters are scheduled to be presented?

Proposal 1—Elect eight Director nominees for a one-year term expiring at the 2018 Annual Meeting of Stockholders.

Proposal 2—Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3—Approve, on an advisory basis, the frequency of an advisory vote on executive compensation.

Proposal 4—Approve the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.

Proposal 5—Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Action may be taken at the Annual Meeting with respect to any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment on any additional business.

3.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

•	the Internet, at the address provided on the Notice;

•	telephone, using the toll-free number listed on the Notice;

•	following the instructions on the Notice to request a paper copy of the proxy card and proxy materials and then marking, signing, dating and returning each proxy card in the postage-paid envelope provided; or

•	attending the Annual Meeting and voting your shares in person.

The deadline for voting by Internet or telephone is 11:59 p.m., E.D.T., on Tuesday, May 30, 2017.

4.	What if I don’t indicate my voting choices?

If you return your signed proxy card but do not mark the boxes showing how you wish to vote on any particular matter, your shares will be voted “FOR” the election of each of the Director nominees named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, to select “ONE YEAR” in the advisory vote regarding the frequency of advisory votes on executive compensation, “FOR” the approval of the renewal and restatement of the WESCO International Inc. 1999 Long-Term Incentive Plan, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm for the year ending December 31, 2017.

5.	How do I revoke or change my vote?

If you have returned a proxy via mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting by:

•	notifying the Corporate Secretary at the Company’s headquarters office;

•	sending another proxy dated later than your prior proxy either by Internet, telephone or mail; or

•	attending the Annual Meeting and voting in person by ballot or by proxy.

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6.	What does it mean if I receive more than one Notice?

If your shares are registered differently and are in more than one account (for example, some shares may be registered directly in your name and some may be held in the Company’s 401(k) Retirement Savings Plan), you may receive more than one Notice from the Company or a broker, bank or other nominee account with respect to your shares held in “street name”. Please carefully follow the instructions on each Notice you receive and vote all of the proxy requests to ensure that all your shares are voted.

7.	May I attend and vote my shares in person at the Annual Meeting?

Shares held beneficially through a broker, bank or other nominee may not be voted in person at the Annual Meeting UNLESS you obtain a “Legal Proxy”. A “Legal Proxy” must be obtained from your broker, bank or other nominee that holds your shares. Without a “Legal Proxy”, you will not be able to attend and vote those shares in person at the Annual Meeting at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania.

Shares registered directly in your name with our transfer agent, Computershare, may be voted in person at the Annual Meeting.

Directions to the Annual Meeting at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, are available at www.wesco.com.

8.	Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes, and there will be a duly appointed inspector of election who will certify his or her examination of the list of stockholders, the number of shares held and outstanding as of the record date, and the necessary quorum for transaction of the business for this meeting. These persons will count the votes at the Annual Meeting.

9.	May I elect to receive a paper copy of proxy materials in the future?

Stockholders can elect to receive future WESCO Proxy Statements and Annual Reports via paper copies in the mail.

If you are a “stockholder of record” you can choose to receive future Annual Reports and Proxy Statements via paper copy at no charge by writing to WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Corporate Secretary. If you hold your WESCO stock in “street name” (such as through a broker, bank, or other nominee account), follow the information provided by your nominee for instructions on how to elect to receive paper copies of future Proxy Statements and Annual Reports.

If you enroll to receive paper copies of WESCO’s future Annual Reports and Proxy Statements, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel the enrollment.

WESCO International, Inc. - 2017 Proxy Statement	| iii

PROXY SOLICITATION AND VOTING INFORMATION

Holders of our Common Stock at the close of business on the record date of April 7, 2017 may vote at our Annual Meeting. On the record date, 48,742,975 shares of our Common Stock were outstanding. A list of stockholders entitled to vote will be available at the Annual Meeting at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, and during ordinary business hours for 10 days prior to the Annual Meeting at the Company’s principal executive offices. Any stockholder of record may examine the list for any legally valid purpose.

The Board of Directors is soliciting your proxy to vote at our Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting. In addition to soliciting proxies by mail, telephone, and the Internet, our Board of Directors, without receiving additional compensation, may solicit in person. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to assist us in the solicitation of proxies, and we expect to pay Morrow Sodali LLC approximately $8,500 for these services, plus reimbursement of their expenses. Brokerage firms and other custodians, nominees, and fiduciaries will forward proxy soliciting material to the beneficial owners of our Common Stock, held of record by them, and we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling. We will pay the cost of this solicitation of proxies.

To conduct the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of stockholders holding at least a majority of the shares of our Common Stock outstanding will constitute a quorum. Abstentions, broker non-votes and votes withheld from Director nominees count as shares present for purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee holder does not vote on a particular item because the nominee holder does not have discretionary authority to vote on that item and has not received instructions from the beneficial owner of the shares. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the Annual Meeting in the election of Directors, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, the advisory vote on the frequency of the advisory vote on executive compensation, or the approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan, but will have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Broker non-votes will not affect the outcome of any of the matters scheduled to be voted upon at the Annual Meeting and are not counted as shares voting with respect to any other matter on which the broker has not voted expressly. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

The election of Directors will be determined by a plurality of the votes cast. The Board has adopted a Director resignation policy in the event a Director receives less than 50% of the votes for his or her re-election in an uncontested election. Only votes “FOR” or “WITHHELD” affect the outcome of the election of Directors. The approval of the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017, and the approval, on an advisory basis, of our executive compensation will require affirmative votes by a majority of the shares present, in person or by proxy, and entitled to vote and voting on the proposal at the Annual Meeting. The frequency of the advisory vote on executive compensation (every one, two or three years) receiving the affirmative vote by a majority of the shares present, in person or by proxy, and entitled to vote and voting thereon at the Annual Meeting will be considered the frequency recommended by stockholders. If no frequency receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote and voting thereon at the Annual Meeting, the Board will consider the frequency receiving the greatest number of votes as the frequency recommended by the stockholders. Abstentions will not affect the outcome of any of the matters scheduled to be voted upon at the Annual Meeting.

WESCO International, Inc. - 2017 Proxy Statement	| 1

Election of Directors

ITEM 1 — PROPOSAL TO VOTE FOR ELECTION OF DIRECTORS

The following Director Nominees have been nominated for election to our Board (with a term expiring at the 2018 Annual Meeting of Stockholders): Sandra Beach Lin, John J. Engel, Matthew J. Espe, Bobby J. Griffin, John K. Morgan, Steven A. Raymund, James L. Singleton, and Lynn M. Utter.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS

The Board is currently composed of eight directors as of the filing date of this proxy statement. Prior to the 2014 Annual Meeting of Stockholders, the Board was classified and comprised of three classes, each of the classes was elected to serve three-year terms which were staggered such that the classes were as equal in number as possible depending on the total number of directors at any time. At the 2014 Annual Meeting of Stockholders, upon the recommendation of and approval by the Board, our stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board. Each Director elected after the 2014 Annual Meeting of Stockholders, whether to succeed a Director whose term has expired or to fill any vacancy, is elected for a one-year term expiring at the next annual meeting. Accordingly, our declassified board structure will be fully implemented at the 2017 Annual Meeting of Stockholders.

The current Director Nominees are to be elected at the Annual Meeting for a one-year term expiring in 2018, subject to earlier retirement, resignation or removal.

Should all nominees be elected as indicated in the proposal above, the following is the complete list of individuals who comprise our Board of Directors and Board Committees.

Name	Age	Director Since	Audit	Compensation	Executive	Nominating and Governance
Sandra Beach Lin	59	2002		Member	Member	Chair
John J. Engel	55	2008			Member
Matthew J. Espe	58	2016	Member
Bobby J. Griffin	68	2014		Member
John K. Morgan	62	2008		Chair	Member
Steven A. Raymund	61	2006	Chair		Member
James L. Singleton(1)	61	1998		Member	Chair	Member
Lynn M. Utter	54	2006	Member			Member
(1)	Lead Director

2 |	WESCO International, Inc. - 2017 Proxy Statement

Election of Directors

NOMINEE DIRECTORS TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2018

SANDRA BEACH LIN

Sandra Beach Lin served as Chief Executive Officer of Calisolar, Inc., a solar silicon company, a position she held during 2010 and 2011, until her retirement at the end of 2011. She served as Executive Vice President, then as Corporate Executive Vice President, of Celanese Corporation, a global hybrid chemical company from 2007 until 2010. Previously, she served as Group Vice President of Avery Dennison Corporation and President of Alcoa Closure Systems International, Inc. Ms. Beach Lin serves as a Director of American Electric Power, PolyOne Corporation and Interface Biologics. Ms. Beach Lin is also a member of the National Association of Corporate Directors Nominating and Governance Committee Chair Advisory Council.

Qualifications: Among Ms. Beach Lin’s experience, qualifications, attributes and skills for which she is considered a valuable member of the Board of Directors, Ms. Beach Lin has extensive experience as a senior executive in operational roles, including serving as a Chief Executive Officer; has extensive experience managing global businesses in multiple industries; is experienced in various corporate governance matters and serves as a director of other public company boards; and has extensive experience with LEAN/Six Sigma.

JOHN J. ENGEL

John J. Engel was elected as Chairman at the 2011 Annual Meeting and has served as our President and Chief Executive Officer since 2009. Previously, Mr. Engel served as our Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company. Mr. Engel also serves as a director of United States Steel Corporation, is a member of the Business Roundtable and the Business Council, and is a member of the Board of Directors of the National Association of Manufacturers.

Qualifications: Among Mr. Engel’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Engel is the Company’s Chairman and Chief Executive Officer, previously served as its Chief Operating Officer and has extensive experience as a senior executive and operating leader in various global industries and a diverse range of businesses. He is experienced in strategic planning, risk oversight and managing complex operational and financial matters.

MATTHEW J. ESPE

Matthew J. Espe serves as the Chief Executive Officer of Radial, Inc., a multinational e-commerce company headquartered in King of Prussia, Pennsylvania, a position he has held from February 2017 to the present. Previously, Mr. Espe served as Chief Executive Officer and President of Armstrong World Industries, Inc., a global producer of flooring products and ceiling systems, a position he held from July 2010 to March 2016. Previously, Mr. Espe served as Chairman and Chief Executive Officer of Ricoh Americas from 2008 to 2010 and Chairman and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company, and he was with GE for more than 20 years, most recently as President and Chief Executive Officer of GE Lighting. Mr. Espe is also a member of the Board of Directors at Realogy Holdings Corp.

Qualifications: Among Mr. Espe’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Espe has considerable experience as a Chief Executive Officer of a Fortune 500 company, and he brings significant management experience and knowledge to the Board of Directors in the areas of finance, accounting, international business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

BOBBY J. GRIFFIN

Bobby J. Griffin served as President, International Operations of Ryder System, Inc., a global provider of commercial transportation, logistics, and supply chain management solutions, from 2005 to 2007. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder System, Inc., including as Executive Vice President, International Operations from 2003 to March 2005 and Executive Vice President, Global Supply Chain Operations from 2001 to 2003. Prior to Ryder System, Inc., Mr. Griffin was an executive at ATE Management and Service Company, Inc., which was acquired by Ryder System, Inc. in 1986. He also serves as a director of Atlas Air Worldwide Holdings, Inc., Hanesbrands Inc. and United Rentals, Inc. and served as a director of Horizon Lines, Inc. from May 2010 until April 2012.

Qualifications: Among Mr. Griffin’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Griffin has served as a senior executive in multiple industries, has supply chain expertise, has extensive international business experience, and experience as a public company board member.

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Election of Directors

JOHN K. MORGAN

John K. Morgan served as the Chairman, President and Chief Executive Officer of Zep Inc., a specialty chemicals company, from 2007 until his retirement in June 2015. From July 2007 to October 2007, he served as Executive Vice President of Acuity Brands and President and Chief Executive Officer of Acuity Specialty Products, just prior to its spin off from Acuity Brands, Inc. From 2005 to July 2007, he served as President and Chief Executive Officer of Acuity Brands Lighting. He also served Acuity Brands as President and Chief Development Officer from 2004 to 2005, as Senior Executive Vice President and Chief Operating Officer from 2002 to 2004, and as Executive Vice President from 2001 to 2002. He also serves as a director of LSI Industries Inc.

Qualifications: Among Mr. Morgan’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Morgan has experience as a Chief Executive Officer with broad expertise in senior executive and operating leadership roles, including extensive experience in and knowledge of the industry in which the Company operates.

STEVEN A. RAYMUND

Steven A. Raymund began his employment with Tech Data Corporation, a distributor of information technology products, in 1981. From 1986 until his retirement in 2006, he served as its Chief Executive Officer. Since 1991, he has served as Tech Data’s Chairman of the Board of Directors. Mr. Raymund also serves as a director of Jabil, Inc. and as a member of the Board of Advisors for the Moffitt Cancer Center; the Board of Trustees of All Children’s Hospital, Inc.; The Board of Trustees of the University of Oregon Foundation; and the Board of Directors for Gulf Coast Jewish Family and Community Services.

Qualifications: Among Mr. Raymund’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Raymund has considerable experience as a Chief Executive Officer of a Fortune 500 company in a global distribution business, has supply chain expertise, has broad experience as a public company board member in various industries, and is an audit committee financial expert.

JAMES L. SINGLETON

James L. Singleton is Chairman and Chief Executive Officer of Cürex Group Holdings, LLC, an institutional foreign exchange execution services and data analytics provider, and has held that position since May 2014. From 2010 to May 2014, he served as the Vice Chairman of Cürex Group Holdings, LLC. He is also the founder and Managing Director of Pillar Capital LP, an investment management firm, and he has served in such capacity since 2007. From 1994 to 2005, he served as the President of The Cypress Group LLC, a private equity firm of which he was a co-founder. Prior to founding Cypress, he served as a Managing Director in the Merchant Banking Group at Lehman Brothers. In addition, Mr. Singleton previously served as a director of ClubCorp, Inc., Danka Business Systems PLC and William Scotsman International, Inc.

Qualifications: Among Mr. Singleton’s experience, qualifications, attributes and skills for which he is considered a valuable member of the Board of Directors, Mr. Singleton is a Chief Executive Officer and has extensive expertise in the capital markets, mergers and acquisitions, and knowledge of the Company, its industry, business and history.

LYNN M. UTTER

Lynn M. Utter serves as Chief Executive Officer of First Source LLC, a packager and distributor of national branded, unbranded and private label confectionery products, nuts, snacks, specialty foods and natural products sold to retailers throughout the United States, and has held that position since April 2016. She previously served as the President and Chief Operating Officer of Knoll Office, a designer and manufacturer of office furniture products, from February 2012 to April 2015. She served as President and Chief Operating Officer of Knoll North America from 2008 to February 2012. From 1997 to 2008, she served as Chief Strategy Officer and in a number of other senior operating and strategic planning positions for Coors Brewing Company. From 1986 to 1996, Ms. Utter worked at Frito Lay and Strategic Planning Associates, LLC. Ms. Utter serves on a number of boards at The University of Texas and at the Stanford Graduate School of Business.

Qualifications: Among Ms. Utter’s experience, qualifications, attributes and skills for which she is considered a valuable member of the Board of Directors, Ms. Utter has executive leadership experience in key operating roles, including her current role as Chief Executive Officer; has extensive experience as a senior executive in multiple industries and disciplines, including sales, manufacturing and distribution; has extensive experience in strategic planning as a Chief Strategy Officer and strategy consultant; and has been awarded recognition in the business community as a woman whose outstanding achievements serve as a model of excellence.

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Executive Officers

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of April 7, 2017, are set forth below.

Name	Age	Position
John J. Engel	55	Chairman, President and Chief Executive Officer
Diane E. Lazzaris	50	Senior Vice President and General Counsel
David S. Schulz	51	Senior Vice President and Chief Financial Officer
Kimberly G. Windrow	59	Senior Vice President and Chief Human Resources Officer

John J. Engel was elected as Chairman at the 2011 Annual Meeting and has served as our President and Chief Executive Officer since 2009. Previously Mr. Engel served as our Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company.

Diane E. Lazzaris has served as our Senior Vice President and General Counsel since January 2014, and from 2010 to December 2013 she served as our Vice President, Legal Affairs. From 2008 to 2010, Ms. Lazzaris served as Senior Vice President – Legal, General Counsel and Corporate Secretary of Dick’s Sporting Goods, Inc. From 1994 to 2008, she held various corporate counsel positions at Alcoa Inc., most recently as Group Counsel to a group of global businesses.

David S. Schulz has served as our Senior Vice President and Chief Financial Officer since October 2016. From April 2016 to October 2016, Mr. Schulz served as Senior Vice President and Chief Operating Officer of Armstrong Flooring, Inc. and from November 2013 to March 2016, he served as Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc. and as Vice President, Finance of the Armstrong Building Products division from 2011 to November 2013. Prior to joining Armstrong World Industries in 2011, he held various financial leadership roles with Procter & Gamble and The J.M. Smucker Company. Mr. Schulz began his career as an officer in the United States Marine Corps.

Kimberly G. Windrow has served as our Senior Vice President and Chief Human Resources Officer since January 2014, and from 2010 to December 2013, she served as our Vice President, Human Resources. From 2004 until July 2010, Ms. Windrow served as Senior Vice President of Human Resources for The McGraw Hill Companies in the education segment. From 2001 until 2004, she served as Senior Vice President of Human Resources for The MONY Group, and from 1988 until 2000, she served in various human resource positions at Willis, Inc.

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Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines in conformity with the New York Stock Exchange (NYSE) listed company standards to provide a framework to assist members of our Board in fully understanding and effectively implementing their responsibilities while assuring our on-going commitment to high standards of corporate conduct and compliance.

We have adopted a Code of Business Ethics and Conduct and a Global Anti-Corruption Policy which apply to our Board of Directors and all of our employees and cover all areas of professional conduct, including customer relations, conflicts of interest, insider trading, financial disclosure, and compliance with applicable laws and regulations.

We also have adopted a Senior Financial Executive Code of Principles for Senior Executives, referred to as the Senior Financial Executive Code, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller. We disclose future amendments to, or waivers from, the Senior Financial Executive Code on the corporate governance section of our website within four business days of any amendment or waiver.

You may access our Corporate Governance Guidelines, Committee Charters, Code of Business Ethics and Conduct, Global Anti-Corruption Policy, Senior Financial Executive Code, Independence Policy, and related documents on our website at www.wesco.investorroom.com/overview.

Director Independence

Our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including the enhanced independence requirements for audit and compensation committee members. In addition, as part of our independence standards, our Board has adopted categorical standards to assist it in evaluating the independence of each of its Directors. The categorical standards are intended to assist our Board in determining whether or not certain direct or indirect relationships between its Directors and our Company or its subsidiaries are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which any relationships are deemed to be material.

In February 2017, the independence of each Director was reviewed, applying our independence standards. The review considered relationships and transactions between each Director and his or her immediate family and affiliates and our management and our independent registered public accounting firm.

Based on this review, our Board affirmatively determined that the following Directors are independent: Ms. Beach Lin, Mr. Espe, Mr. Griffin, Mr. Morgan, Mr. Raymund, Mr. Singleton, and Ms. Utter. The Board also determined at that time that James J. O’Brien, a Director who served until March 31, 2017, was independent.

Director Qualifications and Director Diversity

Our Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors, including overall skills and experience. Each Director’s particular and specific experience, qualifications, attributes or skills which support his or her position as a Director on our Board are identified on pages 3 and 4.

The Nominating and Governance Committee considers various factors in determining whether to recommend a candidate for nomination as a Director, including an individual’s aptitude for independent analysis, level of integrity, personal and professional ethics, soundness of business judgment, and ability and willingness to commit sufficient time to Board activities. The Nominating and Governance Committee consults with the Board to determine the most appropriate combination of characteristics, skills and experiences for the Board as a whole with the objective of having a Board whose members have diverse backgrounds and experiences. The Nominating and Governance Committee considers candidates diverse in geographic origin, gender, ethnic background and professional experience and evaluates each individual in the context of the individual’s potential contribution to the Board as a whole to best promote the success of the Company’s business, represent stockholder interests through the exercise of sound judgment, and allow the Board to benefit from the group’s diversity of backgrounds and experiences.

The Nominating and Governance Committee also reviews the characteristics of incumbent Board members and prospective Board members to ensure that the Board, as a whole, possesses the experience, expertise and competencies that are relevant or desirable. The Nominating and Governance Committee uses a skills matrix to assess the overall composition of the Board, including such characteristics as CEO experience, financial expertise, capital markets expertise, sales or marketing expertise, supply chain or industry experience, mergers and acquisitions experience, international experience, technology expertise, and operational or strategy experience, among others. The Nominating and Governance Committee may also target prospective candidates for Board membership based on their attributes compared to current Board members to achieve a good overall Board composition. The Nominating and Governance Committee applies the same criteria to all candidates that it considers, including any candidates submitted by stockholders.

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Corporate Governance

Board and Committee Evaluations

The Board has established a robust self-evaluation process for the Board and its Committees. Each year, our Board and Committees conduct evaluations to assess their effectiveness and adherence to the Corporate Governance Guidelines and Committee charters, and to identify opportunities to improve Board and Committee performance. Our Nominating and Governance Committee has responsibility for oversight of the

Board evaluation process. In addition, the Lead Director also conducts a one on one interview with each Board member, and the Committee Chairs conduct one on one interviews with each of their respective Committee members. The results of the Board and Committee Evaluations are communicated to all Board and Committee members, and all Board members participate in this continuous improvement process.

Board Refreshment and Tenure

The Board is committed to ongoing Board refreshment. The Board considers a balanced Board in terms of overall average Director tenure, comprising newer Directors as well as those with a longer experience with the Company, to benefit the Company and its stockholders by providing fresh perspectives, experience and stability. During each of the past three years, a new Director has been recruited to replace a Director who has retired, and thus 29% of our seven independent Directors have a tenure of three years or less. In order to develop a balanced Board, the Director recruitment process included utilizing the assistance of a nationally recognized recruiting firm to identify and recruit potential Directors, based on requirements outlined on a skills matrix that was developed by the Nominating and Governance Committee.

Compensation Committee Interlocks

None of our executive officers serves as an executive officer of, or as a member of, the compensation committee of any public company that has an executive officer, director or other designee serving as a member of our Board. No member of our Compensation Committee has been an executive officer of the Company.

Executive Sessions and Lead Director

During 2016, the non-management members of our Board met in executive session at each regularly scheduled Board of Director’s meeting. As Lead Director, Mr. Singleton presided over these executive sessions. In addition, Mr. Singleton has broad authority to call and conduct meetings of the independent Directors. The duties and responsibilities of our Lead Director are described in more detail in the section below.

Board Leadership Structure

Since 2011, Mr. Engel has served as Chairman of the Board. The Board believes that Mr. Engel’s combined role of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time, and that Mr. Engel is the Director best situated to serve as Chairman because of his detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, his familiarity with the Company’s business and industry, and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that the structure is best for the Company at this time because it provides for clear leadership responsibility and accountability, while providing for effective corporate governance and oversight by an independent Board of strong and seasoned Directors with an independent Lead Director.

Mr. Singleton serves as the Board’s independent Lead Director and presides over executive sessions of the Board. The non-management members of our Board meet in executive session at each regularly scheduled Board meeting. The Audit, Compensation, and Nominating and Governance Committees

are all chaired by and comprised solely of independent Directors in accordance with independence standards of the NYSE, and thus oversight of key matters is entrusted to the independent Directors. Each of these Committees also meets in executive session without members of management present. The responsibilities of the Lead Director include the following:

•	Presides at all meetings of the Board at which the Chairman is not present, including meetings of independent Directors held in Executive Session;

•	Has the authority to call meetings of the independent Directors;

•	Oversees the Board evaluation program;

•	Evaluates, along with the members of the Compensation Committee and the full Board, the CEO’s performance, and meets with the CEO to discuss the Board’s evaluation;

•	Serves as a liaison between the Chairman/CEO and the independent Directors;

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Corporate Governance

•	Consults with the Chairman/CEO on and approves agendas and schedules for Board meetings to ensure there is sufficient time for discussion of agenda items;

•	Advises the Chairman/CEO on the Board’s informational requirements and approves information sent to the Board, as appropriate;

•	Consults with the Chair of Nominating and Governance Committee and the Chairman regarding recommended appointment of Committee members, including Committee chairs; and

•	Facilitates communication between the Board and senior management.

The Lead Director assures that appropriate independence is brought to bear on important Board and governance matters. In addition, there is strong leadership vested in and exercised by the independent Committee chairs, and each Director may request inclusion of specific items on the agendas for Board and Committee meetings.

Considering all of the above, the Board believes that a combined Chairman and Chief Executive Officer, together with the Lead Director, is an appropriate Board leadership structure and is in the best interests of the Company and its stockholders at this time.

Communications with Directors

Our Board has established a process by which stockholders and other interested parties may communicate with the Board, our Board Committees, and/or individual Directors by confidential e-mail. Such communications should be sent in writing to the e-mail addresses noted in the corporate governance section of our website at www.wesco.investorroom.com under the caption “Contact Our Board.”

Our Director of Internal Audit will review all of these communications on a timely basis and will forward appropriate communications (i.e., other than solicitations, invitations, advertisements, or similar communications) to the relevant Board members on a timely basis.

Stockholders who wish to communicate with our Board in writing via regular mail should send correspondence to: WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Director of Internal Audit.

Our Board members routinely attend our Annual Meeting of Stockholders. This provides you with additional opportunities to communicate with our Board. All of our Board members were present at our 2016 Annual Meeting of Stockholders.

Director Nominating Procedures

Our Nominating and Governance Committee recommends potential candidates for nomination as Director based on a number of criteria, including the needs of our Board. Any stockholder who would like the Nominating and Governance Committee to consider a candidate for Board membership should send a letter of recommendation containing:

•	The name and address of the proposed candidate;

•	The proposed candidate’s resume or a listing of his or her qualifications to be a Director on our Board;

•	A description of what would make the proposed candidate a good addition to our Board;

•	A description of any relationship that could affect the proposed candidate’s ability to qualify as an independent Director, including identifying all other public company board and committee memberships;

•	A confirmation of the proposed candidate’s willingness to serve as a Director if selected by our Nominating and Governance Committee;

•	Any information about the proposed candidate that, under the federal proxy rules, would be required to be included in our
Proxy Statement if the proposed candidate were a nominee or otherwise is required to be provided pursuant to our Amended and Restated By-Laws; and

•	The name of the stockholder submitting the proposed candidate, together with information as to the number of shares owned and the length of time of ownership.

To allow for timely consideration, recommendations must be received not less than 90 days prior to the first anniversary of the date of our most recent Annual Meeting. In addition, the Company may request additional information regarding any proposed candidates. A stockholder who wishes to nominate a person for election as a Director must provide written notice to the Corporate Secretary of the Company at the address below in accordance with the procedures specified in Section 2.15 of our By-Laws. In general, to be timely, the written notice must be received by our Corporate Secretary not less than 90 days prior to the first anniversary of the date of our most recent Annual Meeting. The notice must provide certain information required by the By-Laws, including (a) biographical and share ownership information of the stockholder (and certain affiliates), (b) descriptions of any material interests of the stockholder (and certain affiliates) in the nomination and any arrangements between the stockholder (and certain affiliates) and another

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Corporate Governance

person or entity with respect to the nomination, (c) certain biographical, employment and specific qualifications information of each nominee, and (d) a brief description of any arrangement or understanding between each individual proposed as a nominee and any other person pursuant to which the individual was selected as a nominee.

Notices of Director recommendations or Director nominations, including the information described above, should be sent to: WESCO International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122, Attention: Corporate Secretary.

Director Resignation Policy

The Board has adopted a resignation policy under which any Director who does not receive a majority of votes for his or her re-election is expected to offer his or her resignation for the Board’s consideration.

Board’s Role in Oversight of Risk Management

Management is responsible for risk management, and the Board’s role is to oversee management’s efforts in this area. As part of their regular meetings and deliberations, the Board and its Committees review and discuss matters of significance regarding operational, financial and other risks that are relevant to the Company’s business. Strategic risks and operating risks are monitored by the Board through discussions regarding the Company’s strategic and operating plans and regular reviews of the Company’s operating performance. The Audit Committee of the Board discusses and reviews guidelines and policies with respect to risk assessment and risk management and discusses with management the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. In addition, management assesses the Company’s enterprise risk and reviews with the entire Board significant risks and associated mitigating factors on an annual basis. The Compensation Committee of the Board reviews the potential for risk related to the Company’s compensation arrangements, including compensation arrangements and policies for executives, and determines whether any such arrangements are likely to encourage excessive or inappropriate risk taking.

Stockholder Proposals for 2018 Annual Meeting

If you wish to have a stockholder proposal included in the Company’s proxy soliciting materials for the 2018 Annual Meeting of Stockholders, you must submit the proposal to the Company at its principal executive offices by our deadline, which is 120 days prior to the first anniversary of the mailing of this Proxy Statement, or December 18, 2017. For any other business to be properly brought before the 2018 Annual Meeting by a stockholder, notice in writing must be delivered to the Company in accordance with the Company’s Amended and Restated

By-Laws not less than 90 days nor more than 120 days prior to the first anniversary of the 2017 Annual Meeting, or between January 31, 2018 and March 2, 2018. We may be required to include certain limited information concerning any such proposal in our Proxy Statement so that proxies solicited for the 2018 Annual Meeting may confer discretionary authority to vote on that matter. Any stockholder proposals should be addressed to our Corporate Secretary, 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania, 15219-1122.

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Board and Committee Meetings

BOARD AND COMMITTEE MEETINGS

Our Board has four standing committees: an Executive Committee, a Nominating and Governance Committee, an Audit Committee, and a Compensation Committee. Each Committee operates under a separate charter, which is available on the corporate governance section of our website at www.wesco.investorroom.com/committee-composition.

The full Board held four meetings in 2016. Each Director attended 75% or more of the aggregate number of meetings of the full Board held in 2016 and the total number of meetings held by all Committees of the Board on which he or she served.

Executive Committee

During 2016, the Executive Committee consisted of Ms. Beach Lin and Messrs. Engel, Morgan, Raymund and Singleton, with Mr. Singleton serving as Chairman of the Executive Committee. With the exception of Mr. Engel, all Executive Committee members have been determined by our Board to be independent Directors according to the independence standards of the NYSE. The Executive Committee may exercise all the powers and authority of the Directors in the management of the business and affairs of our Company and has been delegated authority to exercise the powers of our Board between Board meetings. The Executive Committee did not meet in 2016.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are required to be, and were determined by our Board to be, independent under the independence standards of the NYSE. From January 2016 through May 2016, the Nominating and Governance Committee consisted of Messes. Beach Lin and Utter and Messrs. Singleton and Tarr who retired from the Board in May 2016, with Ms. Beach Lin serving as Chair of the Nominating and Governance Committee. Following the 2016 Annual Meeting of Stockholders, the Nominating and Governance Committee consisted of Messes. Beach Lin and Utter, Mr. James J. O’Brien, who resigned from the Board effective March 31, 2017, and Mr. Singleton, with Ms. Beach Lin serving as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and nominating candidates for election or appointment to our Board and determining compensation for Directors. It is also the responsibility of our Nominating and Governance Committee to review and make recommendations to our Board with respect to our corporate governance policies and practices and to develop and recommend to our Board a set of corporate governance principles. Our Nominating and Governance Committee held three meetings in 2016.

Audit Committee

The members of our Audit Committee are required to be, and were determined by our Board to be, independent Directors according to the independence standards of the SEC and the NYSE. In February 2016, Mr. O’Brien became a member of the Audit Committee in Mr. Morgan’s place and served until his resignation from the Board on March 31, 2017. Following the 2016 Annual Meeting of Stockholders, the Audit Committee consisted of Messrs. O’Brien and Raymund and Ms. Utter. In November 2016, Mr. Espe became a member of the Audit Committee. Our Board has determined that Messrs. Espe, and Raymund and Ms. Utter are Audit Committee Financial Experts, as defined under applicable SEC regulations. Our Audit Committee is responsible, among other things, for: (a) appointing the independent registered public accounting firm to perform an integrated audit of our financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent registered public accounting firm; (c) reviewing with management our quarterly and year-end operating results; (d) considering the adequacy of our internal accounting and control procedures; (e) reviewing the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and (f) reviewing any non-audit services to be performed by the independent registered public accounting firm and the potential effect on the registered public accounting firm’s independence. Our Audit Committee held nine meetings in 2016.

Compensation Committee

The members of our Compensation Committee are required to be, and were at all times, independent Directors according to the independence standards of the SEC and the NYSE. During 2016, the Compensation Committee consisted of Ms. Beach Lin and Messrs. Griffin, Morgan and Singleton, with Mr. Morgan serving as Chairman. Our Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for executive officers and for the administration of certain benefit and compensation plans and arrangements of the Company. Our Compensation Committee held five meetings in 2016.

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Security Ownership

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 7, 2017, by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each Director, each of the named executive officers, and all Directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of April 7, 2017, are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. Unless indicated otherwise below, the address of each beneficial owner is c/o WESCO International, Inc., 225 West Station Square, Suite 700, Pittsburgh, PA 15219.

Name	Shares Beneficially Owned(1)		Percent Owned Beneficially(2)
FMR LLC 245 Summer Street Boston, MA 02210	6,277,417	(3)	12.9%
Boston Partners One Beacon Street 30th Floor Boston, MA 02108	4,908,706	(4)	10.1%
EdgePoint Investment Group Inc. 150 Bloor Street West Suite 500 Toronto, Ontario M5S 2X9	4,523,856	(5)	9.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,500,240	(6)	7.2%
Dimensional Fund Advisors LP Building One 6300 BeeCave Road Austin, TX 78746	3,236,603	(7)	6.6%
John J. Engel	600,536	(8)	1.2%
Sandra Beach Lin	32,328	(8)	*
Matthew J. Espe	182	(8)	*
Bobby J. Griffin	3,540	(8)	*
John K. Morgan	39,260	(8)	*
Steven A. Raymund(9)	37,553	(8)	*
James L. Singleton(10)	49,592	(8)	*
Lynn M. Utter	42,595	(8)	*
Diane E. Lazzaris	63,100	(8)	*
David S. Schulz	5,000	(8)	*
Kimberly G. Windrow	69,953	(8)	*
Kenneth S. Parks	—	(11)	*
Timothy A. Hibbard	—	(11)	*
All 11 executive officers and Directors as a group	943,639	(8)	1.9%

*	Indicates ownership of less than 1% of the Common Stock.

(1)	The beneficial ownership of Directors set forth in the foregoing table includes shares of Common Stock payable to any such Director following the Director’s termination of Board service with respect to portions of annual fees deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors, even though such shares are not deemed currently to be beneficially owned by the Directors pursuant to Rule 13d-3, as follows: Ms. Beach Lin, 12,487; Mr. Espe 182; Mr. Griffin, 3,540; Mr. Morgan, 8,804; Mr. Raymund, 10,897; Mr. Singleton, 10,873; and Ms. Utter, 14,675.

(2)	Based on the number of shares outstanding on the record date.

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Security Ownership

(3)	This information is based solely upon a Schedule 13G/A filed by FMR LLC, Edward C. Johnson 3rd and Abigail P. Johnson with the Securities and Exchange Commission on February 14, 2017. Fidelity Management & Research Company (“FMR Co”), 245 Summer Street, Boston, MA 02210, a wholly owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisors Act of 1940, is the beneficial owner of 6,277,417 shares as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)	This information is based solely upon a Schedule 13G/A filed by Boston Partners with the Securities and Exchange Commission on February 10, 2017. Boston Partners beneficially owns 4,908,706 shares, has sole power to vote 3,826,934 shares, has shared power to vote 13,673 shares and sole power to dispose of 4,908,706 shares.

(5)	This information is based solely upon a Schedule 13G/A filed by EdgePoint Investment Group Inc. (the successor corporation to EdgePoint Investment Management Inc. “EdgePoint”) and EdgePoint Global Portfolio (“EGP”) with the Securities and Exchange Commission on February 14, 2017. EdgePoint beneficially owns 4,523,856 shares, has shared power to vote and shared power to dispose of 4,523,856 shares. EGP beneficially owns 2,293,827 shares, has shared power to vote and shared power to dispose of 2,293,827 shares.

(6)	This information is based solely upon a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the Securities and Exchange Commission on February 10, 2017. Vanguard is the beneficial owner of 3,500,240 shares and has sole power to vote 26,314 shares, shared voting power over 4,802 shares, sole dispositive power over 3,471,296 shares and shared dispositive power over 28,944 shares.

(7)	This information is based solely upon a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 9, 2017. Dimensional is the beneficial owner of 3,236,603 shares and has sole power to vote 3,168,218 shares, and sole dispositive power over 3,236,603 shares.

(8)	Includes the following shares of Common Stock not currently owned, but subject to SARs which were outstanding on April 7, 2017 and may be exercised or settled within 60 days thereafter: Mr. Engel, 502,359; Ms. Beach Lin, 10,708; Mr. Espe 0; Mr. Griffin, 0; Mr. Morgan, 16,742; Mr. Raymund, 20,242; Mr. Singleton, 20,242; Ms. Utter, 20,242; Ms. Lazzaris, 53,783; Mr. Schulz 0; Ms. Windrow, 59,385; and all Directors and executive officers as a group, 703,703.

(9)	Includes 6,414 shares of Common Stock beneficially owned indirectly through a trust which is controlled by Mr. Raymund.

(10)	Includes 5,000 shares of Common Stock beneficially owned indirectly through a trust. Mr. Singleton exercises shared voting and investment power over such shares.

(11)	Messrs. Parks and Hibbard are the former Senior Vice President and Chief Financial Officer and Interim Chief Financial Officer, respectively, and although they were not serving as an executive officers at the end of the year, disclosure is provided pursuant to Regulation S-K Item 402(a)(3)(iv).

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws of the United States, the Company’s Directors, its executive officers, and any persons beneficially holding more than ten percent of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NYSE. Specific due dates for these reports have been established. The Company is required to report in this Proxy Statement any failure to file by these dates. For the year ended December 31, 2016, all such filings were made within the required time periods.

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Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

Our Company has a written policy and has implemented processes and controls in order to obtain information from our Directors and executive officers with respect to related person transactions and for then determining whether our Company or a related person has a direct or indirect material interest in the transaction, based on the facts and circumstances. Our Nominating and Governance Committee and Board review relationships and transactions between our Directors, executive officers and our Company or its customers and suppliers in order to determine whether the parties have a direct or indirect material interest. Its evaluation includes: the nature of the related person’s interest in the transaction; material terms of the transaction; amount and type of transaction; importance of the transaction to our Company; whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of our Company; and any other relevant facts and circumstances. Transactions that are determined to be directly or indirectly material to our Company or a related person are disclosed in this Proxy Statement. For the year ended December 31, 2016, there were no related party transactions to report.

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Item 2 – Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers

ITEM 2 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This year, the Company is seeking that the stockholders approve the compensation of the Company’s named executive officers (commonly referred to as “say-on-pay”) as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding named executive officer compensation and the narrative description accompanying such disclosure. As initially approved by our stockholders at the annual meeting of stockholders in 2011, and consistent with the Board’s recommendation, we are submitting this proposal on an annual basis. This vote is advisory only, meaning it is non-binding on the Company; however, the Board and Compensation Committee will review and carefully consider the results when evaluating future compensation decisions.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We encourage stockholders to review the “Compensation Discussion and Analysis” section beginning on page 16. As described in detail under “Compensation Discussion and Analysis,” our compensation program is designed to attract and retain the highest caliber executives possible and to motivate and reward them for achieving results that create stockholder value. The Compensation Committee believes that the Company’s compensation program and practices reflect a pay-for-performance philosophy designed to align our compensation program and practices with our stockholders’ long-term interests.

Compensation Structure: Elements of our program include the following:

•	Our program is straightforward and comprises three main elements: (1) base salaries; (2) annual cash incentive bonuses; and (3) long-term incentive awards. The annual cash incentive and long-term incentive components of our compensation program reflect the pay-for-performance philosophy that underscores the Company’s overall compensation strategy, as a significant portion of total named executive officer compensation is at-risk;

•	In our 2016 advisory vote on executive compensation, the Company’s executive compensation program received the approval of 88% of the shares voted, and we kept our compensation program in 2016 similar to our program in 2015 overall. We believe the vote reinforces our Compensation Committee’s decisions on compensation structure;

•	Annual cash incentive bonuses are paid upon the achievement of a set of measurable Company financial performance metrics and individual performance objectives;

•	Our long-term incentive awards consist of performance shares, stock appreciation rights and restricted stock units, the value of which depends on the value of the Company’s stock, thus encouraging achievement of long-term value creation benefiting all stockholders;

•	The Company’s total shareholder return for 2016 was 52.4%;

•	The Company did not meet its performance goals and the performance shares awarded in 2014 for the three-year performance period ended December 31, 2016 were forfeited, consistent with our pay-for-performance philosophy;

•	We believe we have an appropriate mix of short and long-term compensation based on balanced performance metrics which align our incentive and compensation programs with the interests of stockholders;

•	Our Company uses perquisites on a very limited basis, we do not provide Supplemental Executive Retirement Plans (SERP) benefits to our named executive officers, and we do not provide tax gross-ups on executive-only perquisites;

•	The Company has committed that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control and, indeed, has not entered into any such agreements (the Company has one pre-existing employment contract entered into prior to 2010 that includes excise tax gross-ups under certain change in control circumstances);

•	We have stock ownership guidelines for officers and Directors, and until the stock ownership guidelines are met, an officer or Director must hold a minimum of 50% of the pre-tax value realized at the exercise or vesting of equity awards;

•	Our officers and Directors are prohibited from engaging in hedging transactions involving our stock and from pledging shares as security for loans;

•	Equity award agreements with our employees (including our named executive officers) include confidentiality and other covenants protecting our business interests and provide for forfeiture of the awards or benefits received under them if the covenants are violated;

•	We have a “clawback” policy to provide for recovery of incentive compensation, if any, in excess of what would have been paid to our executive officers or former executive officers in the event that the Company is required to restate financial results and also to provide for clawback of incentive compensation in the event of misconduct by an executive officer or former executive officer;

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Item 2 – Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers

•	The Compensation Committee annually reviews the potential for risk regarding our compensation program design, including incentive compensation; and

•	We believe that there is an effective level of corporate governance over our compensation programs, as all of our Compensation Committee members are independent according to the independence standards of the NYSE and SEC, and the Compensation Committee retains an independent compensation consultant to conduct annual reviews of executive compensation and advise on best practices.

The Board endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including as described under the “Compensation Discussion and Analysis” section, as well as the accompanying compensation tables and the related narrative disclosure, in the Company’s 2017 Proxy Statement.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the Company’s compensation philosophy, policies and arrangements for the 2016 year that are applicable to our Named Executive Officers (“NEOs”): John J. Engel, David S. Schulz, Diane E. Lazzaris and Kimberly G. Windrow. In accordance with applicable regulations, we also provide specific executive compensation disclosure for Kenneth S. Parks and Timothy A. Hibbard, former executive officers. This discussion and analysis should be read in conjunction with the “Summary Compensation Table” on page 27, its accompanying footnotes and the additional tables and narrative disclosure that follow the Summary Compensation Table.

The Compensation Discussion and Analysis includes the following key sections:

•	Executive Summary

•	Compensation Setting Process

•	Use of Compensation Consultants

•	Compensation Comparator Group

•	Elements of Compensation

•	Other Compensation and Employment Arrangements

EXECUTIVE SUMMARY

Introduction

Our management and our Board of Directors have consistently believed that a straightforward and transparent philosophy and approach to compensation design is fundamental to creating stockholder value. Our program comprises three main elements: (1) base salaries; (2) annual cash incentive bonuses; and (3) long-term incentive awards. We believe that this approach has enabled us to attract and retain extraordinary management talent and to deliver strong results to our stockholders.

In our 2016 Advisory Vote on Executive Compensation, the Company’s executive compensation program received the approval of 88% of the shares voted, which endorsed and confirmed our decisions on compensation structure. The Company’s total shareholder return in 2016 was 52.4%. Our compensation program in 2016 was generally consistent with our program in 2015. Beginning at the Compensation Committee’s December meeting and ending in February, executive compensation is reviewed and a total compensation review is conducted regarding salary, bonus and equity awards, based on the compensation structure and philosophy described in this Compensation Discussion and Analysis section.

Pay for Performance – The annual cash incentive and long-term incentive components of our compensation program reflect our pay-for-performance philosophy. Annual cash incentive bonuses are paid upon the achievement of a set of measurable Company financial performance metrics and individual performance objectives. Annual equity awards are granted at the prevailing stock price on the day of the grant and only become valuable if our stock price increases over time. Our senior most management team is also incented through the grant of performance shares, which only become valuable when specific performance metrics and goals are met over a three year period. We believe our performance share incentive plan encourages the achievement of long-term value creation that benefits all stockholders.

Performance shares granted to senior management covering the three year period from 2014 to 2016 were forfeited and of no value, since the Company did not meet its performance goals established under the plan for that period.

Ownership Guidelines, Hedging and Clawbacks – We have stock ownership guidelines for officers and Directors, and our officers and Directors are prohibited from engaging in hedging transactions involving our stock and from pledging stock as security for loans. We have adopted a “clawback” policy to provide for recovery of incentive compensation, if any, in excess of what would have been paid to our executive officers or former executive officers in the event that the Company is required to restate financial results and also to provide for clawback of incentive compensation in the event of misconduct by an executive officer or former executive officer.

Limited Perquisites – We use perquisites on a very limited basis, and we do not provide tax gross-ups on executive-only perquisites. We have committed to not enter into any new or materially amended agreements with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control, and we have not entered into any such agreements. We have only one pre-existing employment agreement (entered into prior to 2010) that includes excise tax gross-ups under certain change in control circumstances.

In this Executive Summary, we describe our philosophy, approach and the way we assess our compensation practices. We believe that this process is a pillar of our high performance corporate culture and important to our ongoing success.

16 |	WESCO International, Inc. - 2017 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy

Structuring a balanced, fair and properly-crafted compensation program for our executive leaders is a critical component that promotes our high performance culture and contributes to our ongoing success. Our compensation philosophy begins with the recognition that our success depends on the talent of our workforce and our relationships with customers and suppliers. Our focus on consistency, service and continuous improvement are critical performance factors, and to encourage high level performance of our leaders we have constructed a compensation plan that rewards the behavior of our executives in pursuit of the following three broad goals.

The first of our philosophical tenets is to retain an excellent management team. Fielding a consistent and high performing team is critical to our success as a company. Developing and strengthening our corporate relationships with our customers and suppliers over the long-term puts us in an opportune position to grow our business intelligently and profitably. Equally important is the consistency of internal leadership in support of our corporate mission and sustaining our high performance culture.

The second philosophical goal of our compensation planning is to put the Company in a position to recruit strong leaders as we grow our business and expand our product and service offerings. We were able to recruit and retain our CEO because of our culture and a compensation package that aligned his performance with our strategy of creating value for our customers, suppliers and stockholders. During the past several years, we have recruited other leaders at the executive leadership level who joined the Company for the same reasons. Our consistency of approach in aligning our compensation plans to our strategy has been an important reason for our recruiting and retention successes.

Finally, the third goal of our compensation plan is to reward our executives fairly and provide proper and balanced incentives for long-term value creation. Essentially, we want to provide a level of annual base compensation that is fair. When our executives perform at a level of high achievement, we reward them with attractive but capped annual cash bonus awards. In years when they perform below agreed upon standards, they may receive little or no bonus. In terms of long-term incentives, we believe that the performance of our stock is the purest measure of our performance. Fundamentally, we are owned by our stockholders who can sell their stock when they believe that we are underperforming and who may purchase more shares as we perform at higher levels of growth and profitability. We believe that the opportunity to participate in the performance of our equity is the most direct link between performance and pay. We reward our executives with equity incentives to align their interests with those of the stockholders and maintain ownership guidelines to instill that mindset.

Compensation Approach

The three central elements to our executive total compensation approach, base salary, short-term incentives and long-term incentives, are further refined by design: our base salary and short-term incentives are cash based; and our long-term incentives are equity based. Based on our objectives, we believe it is appropriate that we target our three compensation elements at approximately the 50th percentile of companies in our peer group. The Company’s target total cash compensation and long-term incentives for the NEOs have been generally at or below the 50th percentile of the peer group.

We use the services of a nationally recognized independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which provides us with research information and data. Meridian serves as a resource to our Compensation Committee (the “Committee”), providing information on new developments, best practices and trends in compensation. However, the Committee makes its own decisions, uses its own judgment and comes to its own conclusions relating to plan design and absolute determinations of total compensation rewards.

Compensation Assessment

For our compensation philosophy and approach to work properly, the Committee must assess the effectiveness of our compensation programs regularly, using a variety of external and internal resources. In conjunction with Meridian, the Committee reviews the composition of our peer group annually. We purposely choose a large number of similarly sized companies because we believe that those companies are representative of the talent pool that we compete with to recruit and retain talent. This approach has proven successful, as the last NEOs that we hired came from large corporations that were not direct competitors of ours and not in the distribution industry. We also believe that a large pool of comparable companies is better than choosing a smaller group to ensure a proper sample size for comparison purposes. When we engage professional search firms to assist us in identifying senior executive talent, they recruit from a set of corporations even larger than our peer group.

Our management team conducts a thorough leadership review process every year. Our focus on talent management is critical to our high performance culture and ongoing success. In the course of that intensive, annual review process, the entire Board and our Committee are informed of relevant issues relating to our senior management team. We are thus able to review personal development plans, actual performance, and alignment to corporate standards and expectations. From that feedback, we are able to derive a deeper understanding of whether our compensation program continues to promote our corporate objectives. We can use this information to help assess the appropriateness of our compensation approach for any individual whose compensation we review.

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Compensation Discussion and Analysis

Our 2016 compensation mix for our CEO reflects our emphasis on performance-based elements as follows:

15% Base Salary • To attract and retain talent • Fixed base of cash compensation

85%

Total Performance Based

Equity (Performance Shares, Restricted Stock Units, Stock Appreciation Rights)

•    To directly tie the interests of the executives to the interests of our stockholders

•    To retain key talent

•    Performance based and not guaranteed

Target Bonus

•    To drive achievement of key business results on an annual basis

•    Performance based and not guaranteed

Summary

Our philosophy, approach, and the manner in which we assess our compensation programs have been consistently applied since we became a public company. We intend to maintain our high standards and make sure that the objectives and total compensation of our senior executives are aligned with the objectives of our stockholders.

COMPENSATION SETTING PROCESS

Our Board has delegated to the Committee, composed entirely of independent Directors under the independence standards of the NYSE and SEC, the responsibility of administering executive compensation and benefit programs, policies and practices. The Committee may also delegate certain matters to a subcommittee in its discretion. Annually the performance of the management team is reviewed relative to financial results and non-financial measures, including the areas of strategic and organizational development. Compensation levels for our NEOs are reviewed and approved on an annual basis.

Our compensation setting process for NEOs consists of the following steps:

•	Consider the Company’s financial performance;

•	Review external market data;

•	Confirm the reasonableness of total compensation awards as well as the reasonableness of each component of compensation when compared to peer companies;

•	Assess overall Company performance in relation to our objectives, competition and industry circumstances;

•	Assess individual performance, changes in duties and responsibilities, and strategic and operational accomplishments;
•	Adjust base salaries, as appropriate, based on job performance, leadership, tenure, experience, and other factors, including market data relative to our peer companies;

•	Evaluate and determine annual and long-term incentive award opportunities for each NEO;

•	Make awards under our long-term incentive plan that reflect recent performance and an assessment of the future impact each NEO can have on the long-term success of the Company;

•	Review the metrics and goals of the annual incentive plan as well as the performance share plan; and

•	Apply consistent practices from year to year for annual cash incentive award payments based on an evaluation of pre-established operating and financial performance factors, non-financial performance criteria, and strategic, operational, and organizational development objectives.

As previously noted, the Committee also engages an independent compensation consultant to assist in reviewing its compensation practices, to provide market comparison information, and to make recommendations.

USE OF COMPENSATION CONSULTANTS

To assist in the compensation setting process, the Committee engages Meridian, an independent, internationally recognized executive compensation consultancy firm, to provide information and advice regarding compensation and benefit levels and incentive plan designs. Meridian is engaged by, and reports directly to, the Committee, which has the sole authority to hire or fire Meridian and to approve fee arrangements for work performed.

The Committee has authorized Meridian to interact with management on behalf of the Committee, as needed in connection with advising the Committee. The Committee has assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that Meridian’s work for the Committee does not raise any conflict of interest.

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Compensation Discussion and Analysis

In particular, the Committee retains Meridian to prepare compensation plan reviews, identify general trends and practices in executive compensation programs, assist in selecting the comparator group, use market data to perform a study of the compensation of senior management at comparable and similarly-sized (by revenue) companies, and furnish its input regarding the compensation and incentives of the Chief Executive Officer and other executives. In addition, the Committee has sought the recommendation of the Chief Executive Officer regarding the other NEOs relative to compensation adjustments and individual performance objectives he believes would be appropriate to achieve the

Company’s strategic and operational goals. Our Committee meets in person or telephonically at least five times each year, and our Committee’s Chairman meets with management and our independent compensation consultant more regularly throughout the course of the year. The working relationship between the Committee and management is constructive and independent. Our Committee reports to the entire Board of Directors at every Board meeting on its activities, the research commissioned from our compensation consultant and on the Committee’s specific compensation deliberations and decisions that directly affect our executive leadership team.

COMPENSATION COMPARATOR GROUP

The Committee reviews analyses of compensation paid by companies in our comparator group through the use of marketplace compensation profiles prepared by Meridian. The comparator group generally comprises comparably-sized, industrial firms, distribution companies and businesses with dispersed locales for which logistics are important, companies in industries in which asset management, in addition to operating margin, is a relevant measure of company performance, and other companies which are potential competitors for executive talent of interest to WESCO.

As part of Meridian’s independent comprehensive review of the Company’s executive compensation, the Committee selected a new data provider for use by Meridian in the analysis. The compensation comparator group that we used in 2016 was constructed using the following selection of criteria: business similarities and relevant industries, including distributors, retailers, building products, communications equipment, construction and engineering, construction materials, electrical components/equipment, industrial companies, office services and supplies, trading companies and trucking; and revenue size. Median revenue size of the compensation comparator group was $7 billion, which is considered appropriate based on WESCO’s revenue size.

The new compensation comparator group in 2016 was comprised of the following companies:

2016 COMPENSATION COMPARATOR GROUP[1,2]
Advance Auto Parts, Inc.	CarMax, Inc.	Insight Enterprises, Inc.	Owens & Minor, Inc.	TE Connectivity Ltd.

AECOM	Colfax Corporation	J.B. Hunt Transport Services, Inc.	Parker-Hannifin Corporation	United Natural Foods, Inc.

Air Products and Chemicals, Inc.	Dover Corporation	Jabil Circuit, Inc.	Plexus Corp.	United Rentals, Inc.

Arrow Electronics, Inc.	EchoStar Corporation	Jacobs Engineering Group Inc.	Ryder System, Inc.	Vulcan Materials Company

Asbury Automotive Group, Inc.	EMCOR Group, Inc.	Lennox International Inc.	Sanmina Corporation	Whole Foods Market, Inc.

AutoNation, Inc.	Fluor Corporation	Lithia Motors, Inc.	Sonic Automotive, Inc.

AutoZone, Inc.	Harsco Corporation	Masco Corporation	SpartanNash Company

Avis Budget Group, Inc.	HNI Corporation	MRC Global Inc.	Steelcase, Inc.

Benchmark Electronics, Inc.	Ingersoll-Rand plc	MSC Industrial Direct Co., Inc.	SYNNEX Corporation

[1]	The compensation comparator group for 2016 included Con-Way, Inc. and Roundy’s Supermarkets, Inc. which were removed due to acquisitions.

[2]	The compensation comparator group that was used for 2015 was as follows: Andersen Corporation, Anixter International, Inc., Applied Industrial Technologies, AutoZone, Inc., Avis Budget Group, Belk, Inc., Big Lots, Inc., BorgWarner, Brinker International, Inc., Cameron International Corporation, Darden Restaurants, Inc., Dover Corporation, Ecolab, Essendant, Inc., Fastenal Company, FMC Technologies, Hubbell Incorporated, Hy-Vee, Inc., Ingredion Inc., Kohler Corporation, Lennox International, Inc., MSC Industrial Direct Co., Inc., NCR Corporation, NewPage Corporation, Packaging Corporation of America, Pitney Bowes, Inc., Praxair, Inc., Rockwell Automation, Ross Stores, Inc., Ryder System, Inc., Schneider National, Inc., Sonoco Products Company, Spartan Stores, Inc., The Bon-Ton Stores, Inc., The Pantry, Inc., Vulcan Materials Company, W.W. Grainger, Waste Management, Inc., and Watsco, Inc.

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Compensation Discussion and Analysis

The Committee reviews compensation practices among these companies to provide the Committee with relevant data in setting appropriate compensation levels for its NEOs. This market analysis, which is conducted by Meridian, makes it possible to evaluate and assess compensation for numerous executive positions that are not included in proxy statements or other public filings. To adjust for a variation in size among our Company and the companies in the comparator group and to get comparable data for its analysis, Meridian uses regression analysis to adjust market values for differences in company size, based on annual revenues.

Role of 2016 Advisory Vote on Executive Compensation in the Compensation Setting Process

The Committee reviewed the results of the 2016 stockholder advisory vote on NEO compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities and in determining compensation policies and decisions for 2016. Considering the strong support of our stockholders (88%), our compensation program for 2016 remained generally consistent with the program in 2015.

ELEMENTS OF COMPENSATION

Base Salaries

Base salaries are intended to provide our NEOs with a level of competitive cash compensation that is critical for retention and appropriate given their positions, responsibilities and accomplishments with the Company. Salaries for NEOs are reviewed annually. The Committee reviews detailed individual salary history for the NEOs and compares their base salaries to salaries for comparable positions at companies within our comparator group. From time to time, the Committee adjusts base salaries for executive officers to reflect performance, changes in job scope, and market practices among the comparator group generally based on the 50th percentile of base salaries for comparable positions.

Effective as of April 1, 2016:

•	Mr. Engel’s base salary was increased to $1,000,000 from an annualized rate of $975,000;

•	Ms. Lazzaris’ base salary was increased to $450,000 from an annualized rate of $425,000; and

•	Ms. Windrow’s base salary was increased to $410,000 from an annualized rate of $400,000.

In determining adjustments to base salaries, the Committee considers prevailing economic conditions, base salaries of recent additions to management, performance assessments, changes in duties and responsibilities, Company performance, comparable salary practices of companies within our peer group, the recommendation of Mr. Engel (in the case of the other NEOs), and any other factors the Committee deems relevant.

Short-Term Incentives

Our practice is to award cash incentive bonuses for achievement of our strategic, financial, operational, and organizational development objectives. Target short-term incentives are designed to provide compensation opportunities generally approximating the 50th percentile of the comparator group and are reviewed on an annual basis.

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Compensation Discussion and Analysis

Annually, the Company’s performance criteria and financial and operational targets are reviewed and approved by the Committee for the upcoming year. For purposes of the 2016 annual incentive programs, the performance measures for our NEOs, all of whom are corporate officers with broad-ranging responsibilities across the entire enterprise or for multiple operating and/or corporate support functions, consist of the achievement of a combination of the following metrics: Earnings Before Interest, Taxes, Depreciation and

Amortization (“EBITDA”), which is reported as “Adjusted EBITDA” on our Form 10-K filed with the SEC on February 22, 2017 (“Our 10-K”) and “Free Cash Flow” (as reported on Our 10-K) targets, along with individual performance objectives. The performance measures we used to determine annual cash incentive bonuses for Messrs. Engel and Schulz and Messes. Lazzaris and Windrow, the relative weightings of such measures and the related payout as a percentage of opportunity are reflected in the table below.

Performance Measure	Weighting	Percent Achievement	Payout Percent of Target Opportunity(1)
Earnings Before Interest Taxes Depreciation and Amortization	50%	< 85%	0%
		85% to 100%	Up to 100%
		>100% to 115%	Between 100% and 200%
Free Cash Flow	25%	< 85%	0%
		85% to 100%	Up to 100%
		>100% to 115%	Between 100% and 200%
Individual Performance	25%	<25%	0%
		25% to 100%	Up to 200%
Total (as a percent of Target Opportunity)	100%		0% to 200%

(1)	Amounts interpolated, as appropriate.

For 2016, the performance goals and the actual achievement of each of the financial components is included in the chart below:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual Results
Earnings Before Interest Taxes Depreciation and Amortization	50%	$381.3	$448.6	$515.9	$398.9
Payment as % of Target		25%	100%	200%	44.6%
Free Cash Flow	25%	$160.3	$188.6	$216.9	$282.2
Payment as % of Target		25%	100%	200%	200%

Calculation of Payment
Earnings Before Interest Taxes Depreciation and Amortization	50%	weight x	0.446	22.3%	= 72.3% x Target $
Free Cash Flow	25%	weight x	2.000	50.0%

The Committee reviewed and made a qualitative assessment of individual performance and accomplishments as described below. With respect to the NEOs other than himself, the Chief Executive Officer makes recommendations to the Committee for the Committee’s consideration.

Based on Mr. Engel’s base salary of $975,000 for three months of the year and $1,000,000 for nine months of the year and a target incentive payout percentage opportunity of 130%, his target bonus opportunity was $1,291,875. His actual bonus was $1,300,000, based on the financial components described above and an individual performance component based on the Committee’s assessment of Mr. Engel’s performance regarding strategy execution, organizational development and talent management, investor and corporate relations, progress on One WESCO initiatives, LEAN leadership and execution, and Board and overall leadership.

Based on Mr. Schulz’s base salary of $525,000 beginning October 17, 2016, and a target incentive payout percentage opportunity of 75%, his target bonus opportunity on a pro rata basis was $82,031. His actual bonus was $100,000, based on achievement of objectives, including leadership of the financial organization, financial reporting and management, execution of the Company’s capital management plan, and simplification of the capital structure.

Based on Ms. Lazzaris’ base salary of $425,000 for three months of the year and $450,000 for nine months of the year and a target incentive payout percentage opportunity of 60%, her target bonus opportunity was $266,250. Her actual bonus was $265,000, based on the financial components described on the prior page and an individual performance component based on the Committee’s assessment of Ms. Lazzaris’ performance regarding legal and contracts, talent management, supporting business growth while managing cost and productivity, enterprise risk management, and legal department leadership.

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Compensation Discussion and Analysis

Based on Ms. Windrow’s base salary of $400,000 for three months of the year and $410,000 for nine months of the year and a target incentive payout percentage opportunity of 60%, her target bonus opportunity was $244,500. Her actual bonus was $250,000, based on the financial components described on the prior page and an individual performance component based on the Committee’s assessment of Ms. Windrow’s performance regarding development of the human resources function, leading various talent management initiatives, diversity and inclusion strategy and compensation and benefits strategy.

The Committee retains the right to increase or decrease performance objectives or to make adjustments to annual incentive awards to reflect acquisitions, changes in responsibility, external changes, or changes in business conditions that have a material impact on the fairness of the previously established performance factors.

Long-Term Incentives

The purpose of long-term incentives is to carefully align compensation with stockholder value creation. Executing the business strategy necessarily requires tradeoffs of short and long-term performance. Accordingly, our incentives are designed to encourage and reward both short and long-term performance. We believe that the optimal method to deliver long-term incentives is through stock appreciation rights (SARs), restricted stock units (RSUs), and performance shares. We use RSUs to strengthen the retention qualities of our equity program and to be consistent with prevailing market practices. The mix of these equity awards, however, is geared toward motivating and rewarding management for achieving stockholder value creation. Performance share awards for the NEOs represent 30% of the total value (at target) of each NEO’s equity award, and SARs and RSUs represent 50% and 20% of the total value, respectively. SARs have no value unless the Company stock price increases. Performance shares will be forfeited if total shareholder return and other targets are not met. Performance shares awarded in 2014 for the three-year performance period ended December 31, 2016 were forfeited because the Company did not meet the threshold levels of the performance goals, which is consistent with our pay for performance methodology.

Our philosophy is to grant equity-based long-term incentives having an economic value (based on the Company’s standard stock award assumptions for accounting purposes) which generally approximates the 50th percentile of grants by companies in our comparator group. We believe this target allows us to attract, motivate and retain the executive talent necessary to develop and execute our business strategy. The Company’s target long-term incentives for the NEOs were generally at the 50th percentile of the comparator group for 2016.

Performance share awards are based on two equally-weighted performance measures of relative total shareholder return and the three-year average Net Income Growth Rate achieved by the Company during the three-year performance period. “Net Income Growth Rate” is equal to our net income (as reported in each of our respective Form 10-Ks), including certain items that are not indicative of ongoing results. The award vests in the form of a number of shares of the Company’s common stock. The number of performance shares actually earned, if any, will depend on the attainment of certain levels (threshold, target, maximum) of the performance measures and may range from one-half the target amount of performance shares (at the threshold performance level) up to two times the target amount of performance shares (at the maximum performance level). In the event of a Change in Control (as defined in the Company’s Long-Term Incentive Plan), the performance shares will vest at the target level. Our SARs vest ratably over three years, and our RSUs cliff vest after three years. Our SARs settle in stock upon exercise.

In 2016, we granted 710,000 SARs, 162,000 RSUs and 92,000 performance shares in the aggregate to all award recipients. The awards were approximately equal to 1% of the weighted average outstanding stock of the Company. With respect to the NEOs other than himself, the Chief Executive Officer makes grant recommendations based on each individual executive’s expected long-term contributions to the value creation of the Company and consideration of market data. The Chief Executive Officer’s recommendations and Meridian’s analysis are considered in making grant determinations. With respect to the Chief Executive Officer, the Compensation Committee determines (without the input of the Chief Executive Officer) the amount of his grant. In 2016, we granted performance shares, SAR and RSU awards to approximately 160 employees.

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Compensation Discussion and Analysis

The performance share, SAR and RSU grants to our NEOs in 2016 were as follows:

NEO	Performance Share Opportunity (reflects number of shares that could be earned at target)(1)	SAR Awards	RSU Awards	Grant Date	Grant Price		SARs Expiration Date	RSU Cliff - Vesting Date
Engel	31,810	175,234	21,206	2/16/2016	$42.44	(2)	2/16/2026	2019
Schulz	—	—	17,050	10/19/2016	$58.65	(3)	—	2019
Lazzaris	4,596	25,311	3,062	2/16/2016	$42.44	(2)	2/16/2026	2019
Windrow	4,064	22,392	2,710	2/16/2016	$42.44	(2)	2/16/2026	2019
Parks(4)	9,190	50,622	6,126	2/16/2016	$42.44	(2)	2/16/2026	2019
Hibbard(4)	1,768	9,736	1,177	2/16/2016	$42.44	(2)	2/16/2026	2019

(1)	Performance shares are subject to a three-year performance period.

(2)	Represents the exercise price for the SARs granted and the RSUs at issuance price, which was the closing price of our Company stock on the February 16, 2016 grant date in accordance with Compensation Committee action on February 16, 2016.

(3)	Represents the RSUs at issuance price, which was the closing price of our Company stock on the October 19, 2016 grant date in accordance with Compensation Committee action on October 19, 2016.

(4)	Messrs. Parks and Hibbard are the former Senior Vice President and Chief Financial Officer and interim Chief Financial Officer, respectively, and although they were not serving as executive officers at the end of the year, disclosure is provided pursuant to Regulation S-K Item 402(a)(3)(iv).

Our Insider Trading Policy prohibits our Directors and NEOs from engaging in hedging transactions involving Company securities and from pledging Company securities as collateral for loans.

Performance shares awarded in 2014 for the three-year performance period ended December 31, 2016 (the “2014

Performance Shares”) were forfeited because the performance goals were not met. Performance was measured over a three-year cycle and used two performance goals, relative Total Shareholder Return (TSR) and three-year average Net Income Growth Rate, with each goal weighted 50% of the target performance share award.

	Threshold		Target		Maximum		Actual Achievement
	Performance	Payout Factor	Performance	Payout Factor	Performance	Payout Factor	Performance	Payout Factor	% of Total Award
Relative TSR (% rank among peer group)	40th percentile	0.5x	50th percentile	1x(Target)	80th percentile	2x	10th percentile	0x(Target)	50%
Net Income Growth Rate (3-year average growth rate)[1]	5%	0.5x	10%	1x(Target)	15%	2x	(9.2)%	0x(Target)	50%

[1]	Actual Net Income Growth Rate of (9.2)% is the 3-year average of: 2014 Net Income Growth Rate of 8.7% (based on 2013 net income of $276M less $22M for a litigation matter recovery and 2014 net income of $276M); 2015 Net Income Growth Rate of (23.6)% (based on 2014 Net Income of $276M and 2015 Net Income of $211M); and 2016 Net Income Growth Rate of (12.8)% (based on 2015 Net Income of $211M and 2016 Net Income of $102M plus ~$83M (differences due to rounding) relating to a convertible debenture redemption charge).

Calculation of the shares to be awarded (relative to target):	Total Payout Factor = (TSR Payout Factor * TSR goal weighting) + (Net Income Growth Rate Payout Factor * Net Income Growth Rate goal weighting)

	Target Award of 2014 Performance Shares	Payout Factor	Actual Number of Earned Shares
Engel	13,708	x 0	0
Lazzaris	1,846	x 0	0
Windrow	1,758	x 0	0

For more information on the vesting and distribution of shares in connection with the 2014 Performance Shares, see the

“Option Exercises and Stock Vested” table on page 31.

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Compensation Discussion and Analysis

Retirement Savings

Our Company maintains a 401(k) Retirement Savings Plan for all eligible employees, including the NEOs. In 2016, the Company matched employee contributions at a rate of $0.50 per $1.00 of contributions up to 6% of eligible compensation. The Company did not make a discretionary payment in 2016 for the plan year ended in December 2015.

We also maintain an unfunded nonqualified deferred compensation plan for a select group of qualifying management or highly compensated employees, including the NEOs. Participants may defer a portion of their salary and are eligible for a Company match at a rate of $0.50 per $1.00 up to 6% of eligible compensation less any Company match paid under the

401(k) plan. Earnings are credited to employees’ accounts based on their deemed investment selections from offered investment funds. Notwithstanding any provision of the Deferred Compensation Plan or benefit election made by any participant deemed to be a key employee, benefits payable under the Deferred Compensation Plan will not commence until at least six months after the key employee’s separation from employment. See the “Nonqualified Deferred Compensation” table on page 32 for more information regarding the NEOs’ benefits under the Deferred Compensation Plan.

Our Company does not have a defined benefit or supplemental retirement plan or any plans providing for post-retirement health benefits for our NEOs.

Health and Welfare Benefits

We provide health benefits to full-time employees, including the NEOs, who meet the eligibility requirements. Employees pay a portion of the cost of healthcare on an increasing scale correlated to higher annual incomes. Accordingly, the NEOs’ percentage share of the cost of benefit coverage under our plan is higher than other employees. Our health and welfare benefits are evaluated periodically by external benefits consultants to assess plan performance and costs and to ensure that benefit levels approximate the median value provided to employees of peer companies. As a risk management measure, we also offer executive physicals involving diagnostic testing.

Perquisites

During 2016, the Company provided a limited number of perquisites to the NEOs. They primarily consist of a vehicle allowance, club memberships and spousal travel to certain business functions. The Compensation Committee determined that it is in the Company’s best interest to continue providing these perquisites in order to offer a competitive pay package. The Company does not provide tax gross-ups on executive-only perquisites. See the “All Other Compensation” table on page 28 for more information regarding the perquisites given to our NEOs.

Clawback Provisions

We have adopted a “clawback” policy to provide for recovery of incentive compensation, if any, in excess of what would have been paid to our executive officers or former executive officers in the event that the Company is required to restate financial results and also to provide for clawback of incentive compensation in the event of misconduct by an executive officer or former executive officer.

OTHER COMPENSATION AND EMPLOYMENT ARRANGEMENTS

Stock Ownership Guidelines and Holding Periods for Executive Officers

Our Board has adopted stock ownership guidelines for certain executive officers. For the NEOs, the ownership guidelines are as follows:

•	Chief Executive Officer – five times annual base salary;

•	Chief Financial Officer – three times annual base salary; and

•	Chief Human Resources Officer and General Counsel – two times annual base salary.

These officers are expected to acquire their initial ownership positions within five years of their appointment and to hold those ownership positions during their service as executives of the Company. Until the stock ownership guidelines are met, an officer must hold a minimum of 50% of the pre-tax value realized at the exercise or vesting of equity awards. All of our NEOs have acquired or are acquiring equity in accordance with the guidelines. See “Security Ownership” on page 11 for more information on their ownership positions. See also “Director Compensation” on page 38 for information about Stock Ownership Guidelines for Directors.

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Compensation Discussion and Analysis

Chief Executive Officer Compensation

Mr. Engel’s compensation is higher than the compensation of other NEOs due to the broad scope of his responsibilities as Chief Executive Officer, including executive leadership in the development, articulation and promotion of the Company’s vision, goals and values, the development and execution of the Company’s long-term strategy and annual operating and financial plans, the development and motivation of the senior management team, ensuring the recruitment, training and development of the required human resources to meet the needs of the Company, and overall service as the principal spokesperson for the Company in communicating with stockholders, employees, customers, suppliers, and our Board and Board committees. During the year, Mr. Engel’s target total compensation for 2016 (the total of salary, target annual cash incentive and long-term incentives) was at the 50th percentile of the Company’s comparator group.

Employment, Severance, Change in Control or Other Arrangements

Mr. Engel has a 2009 Employment Agreement that provides for, among other things, an initial annual base salary of $725,000 with a target bonus of not less than 100% of base salary, as may be adjusted by the Compensation Committee, Mr. Engel also receives long-term equity-based incentives under the Company’s Long-Term Incentive Plan as determined by the Committee. In the event that prior to a change in control Mr. Engel’s employment is terminated by the Company without cause or by Mr. Engel for good reason, he will be entitled to receive monthly cash payments for 24 months in an amount equal to his monthly base salary as of the termination date, a lump sum cash amount equal to his target annual incentive opportunity for the year in which he was terminated and accelerated vesting of all stock-based awards, exercisable for up to 18 months, except for performance based awards where operational or performance criteria have not been met. If such termination occurs within two years after a change in control, Mr. Engel will instead be entitled to receive (i) a lump sum cash payment equal to two times the sum of his annual base salary and his annual target incentive opportunity as of the termination date, (ii) a gross-up payment to offset certain excise taxes, if any, (iii) prorated incentive compensation for the year in which he was terminated and (iv) accelerated vesting of all stock-based awards, exercisable for up to 18 months, except for performance-based awards where operational or performance criteria have not been met. As disclosed previously, other than the pre-existing employment agreement with Mr. Engel, the Company has no other agreements with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control. In addition, the Company committed that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control and, indeed, has not entered into any such agreements. See “Potential Payments Upon Termination” on page 33 for additional information. The 2009 employment agreement has a term of three years and thereafter is subject to one-year automatic extensions. Mr. Engel is subject to confidentiality obligations during the term of his employment and for five years thereafter. He is bound by restrictive covenants in the form of non-competition and non-solicitation of employees and customers during the term of his employment and for a period of two years thereafter.

Mr. Schulz would be entitled to receive a severance payment equal to one year’s base salary plus pro rata bonus if he is terminated by the Company without cause, if he terminates his employment for good reason, or if his employment is terminated within two years following a change in control of the Company, as described on page 35. Mr. Schulz is bound by restrictive covenants in the form of non-competition and non-solicitation of employees during the term of his employment and for a period of one year thereafter.

Ms. Lazzaris would be entitled to receive a severance payment equal to one year’s base salary plus pro rata bonus if she is terminated by the Company without cause, if she terminates her employment for good reason, or if her employment is terminated within one year following a change in control of the Company (other than for cause), as described on page 36.

Ms. Windrow would be entitled to receive a severance payment equal to one year’s base salary plus pro rata bonus if she is terminated by the Company without cause, or she terminates her employment for good reason, as described on page 37. Ms. Windrow is bound by restrictive covenants in the form of non-competition and non-solicitation of employees during the term of her employment and for a period of one year thereafter.

The Company’s LTIP provides that SAR and RSU awards would vest upon consummation of a Change in Control transaction, and our performance share award agreements provide that performance share awards would vest at the target level upon consummation of a Change in Control transaction. The payments to the NEOs upon consummation of a Change in Control transaction for accelerated vesting of equity awards are set forth in the first column of each table on pages 33 to 37.

During 2006, our Board adopted the WESCO Distribution, Inc. 2006 Severance Plan which provides severance benefits to all eligible employees, not limited to executives. In accordance with the WESCO Distribution, Inc. 2006 Severance Plan, in the event of an involuntary termination without cause, an eligible employee would receive severance payments of up to 52 weeks of base pay based on the employee’s completed years of service.

As set forth on an exhibit to the Company’s Form 10-K filed on February 22, 2016, the Company has entered into indemnification agreements with Messrs. Engel and Schulz and Messes. Lazzaris and Windrow providing for: indemnification for indemnifiable claims and losses; advancement of expenses; and D&O liability insurance.

WESCO International, Inc. - 2017 Proxy Statement	| 25

Compensation Discussion and Analysis

Compensation Practices and Risk

On an annual basis, the Committee reviews the potential for risk regarding our compensation program design, including incentive compensation. The Committee has reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. As previously noted above, the Company also maintains stock ownership guidelines and has adopted a clawback policy that applies to incentive compensation, if any, in excess of what would have been paid to our executive officers or former executive officers in the event that the Company is required to restate financial results and also to provide for clawback of incentive compensation in the event of misconduct by an executive officer or former executive officer.

Deductibility of Executive Compensation

We consider the anticipated accounting and tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs, and generally intend for compensation paid to its executive officers to be within the limits of, or exempt from, the deductibility limits of Section 162(m) of the Internal Revenue Code. However, the

Company reserves the right to pay compensation that is not deductible and a portion of the executive officers’ compensation paid in 2016 was not deductible. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment.

Code Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO and certain other highly compensated executive officers (together, the “covered employees”). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s or the Company’s performance meets pre-established objective goals based on stockholder-approved performance criteria).

An annual incentive pool is established and approved based on achievement of certain performance conditions from which RSUs and annual incentive plan awards are paid to covered employees, and then negative discretion is applied to this pool to decrease (but not increase) the amount of any award payable from the pool to covered employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in our Proxy Statement, and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully Submitted:

THE COMPENSATION COMMITTEE

John K. Morgan, Chairman

Sandra Beach Lin

Bobby J. Griffin

James L. Singleton

26 |	WESCO International, Inc. - 2017 Proxy Statement

Compensation Tables

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary		Option Awards(1)	Stock Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
John J. Engel,	2016	$974,519	(6)	$2,250,005	$2,395,053		$1,300,000	$91,912	$7,011,489
Chairman, President	2015	$950,000	(6)	$2,100,033	$2,073,514		$800,000	$90,558	$6,014,105
and CEO	2014	$942,500		$1,950,007	$1,967,812	(7)	$800,000	$96,508	$5,756,827
David S. Schulz	2016	$109,375		—	$999,983		$100,000	$9,532	$1,218,890
SVP and CFO
Diane E. Lazzaris,	2016	$435,096	(6)	$324,993	$345,963		$265,000	$25,684	$1,396,736
SVP and GC	2015	$410,577	(6)	$287,520	$283,858		$188,000	$26,773	$1,196,728
	2014	$390,000		$262,500	$264,936	(7)	$150,000	$23,952	$1,091,388
Kimberly G. Windrow,	2016	$399,615	(6)	$287,513	$306,020		$250,000	$32,261	$1,275,409
SVP and CHRO	2015	$380,865	(6)	$269,981	$266,622		$175,000	$30,189	$1,122,657
	2014	$376,250		$250,002	$252,275	(7)	$150,000	$29,390	$1,057,917
Kenneth S. Parks,(5)	2016	$234,731		$649,986	$691,917		—	$9,753	$1,586,387
Former SVP and CFO	2015	$480,385	(6)	$574,975	$567,782		$275,000	$22,183	$1,920,325
	2014	$445,000		$500,034	$504,551	(7)	$250,000	$18,777	$1,718,362
Timothy A. Hibbard(5)	2016	$264,603		$125,010	$133,048		—	$19,348	$542,009
Former VP, Controller and Interim CFO	2015	$295,385	(6)	$117,484	$116,042		$125,000	$23,191	$677,102

(1)	Represents the grant date fair value of SAR awards computed in accordance with FASB ASC Topic 718. These equity awards are subject to time-based vesting criteria. The assumptions used in calculating these amounts are set forth on pages 61 to 63 of our financial statements for the year ended December 31, 2016 Annual Report on Form 10-K. All the equity awards were granted under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and approved by our Board and stockholders.

(2)	Represents aggregate grant date fair value of RSUs and performance share awards in accordance with FASB ASC Topic 718, which, with respect to performance shares, is the value based on the target level of achievement (determined to be the probable outcome of the performance conditions at the time of grant). In the event the maximum performance conditions are met, the maximum value of the performance shares would be: for Mr. Engel $2,990,140; Ms. Lazzaris $432,024; Ms. Windrow $382,016, Mr. Parks $863,860, and Mr. Hibbard $166,192. RSUs are subject to time-based vesting criteria and performance shares are subject to achievement of certain performance targets over a three-year performance period. The assumptions used in calculating these amounts are set forth on pages 61 to 63 of our financial statements for the year ended December 31, 2016 in our Annual Report on Form 10-K. All the equity awards were granted under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and approved by our Board and stockholders.

(3)	Represents annual cash incentive bonus amounts earned for each fiscal year in accordance with SEC rules, but approved and paid in the following year.

(4)	See the “All Other Compensation” table on page 28 for additional information.

(5)	Messrs. Parks and Hibbard are the former Senior Vice President and Chief Financial Officer and Interim Chief Financial Officer, respectively, and although they were not serving as executive officers at the end of the year, disclosure is provided pursuant to Regulation S-K Item 402(a)(3)(iv).

(6)	Amounts shown are less than the individual’s stated base salary because during 2015 and 2016 the Company had a cost-savings program of mandatory unpaid leaves of absence in which individuals took a week’s leave of absence. Individual’s also had the option to take an additional week of unpaid leave on a voluntary basis.

(7)	Performance shares awarded in 2014 for the three-year performance period ended December 31, 2016 were forfeited, which represents approximately 60% of this amount.

WESCO International, Inc. - 2017 Proxy Statement	| 27

Compensation Tables

All Other Compensation

The following table describes each component of the All Other Compensation column for 2016 in the Summary Compensation Table. The most significant component of this table is Company payments or contributions to employee retirement savings programs. These payments are further analyzed in the table contained in footnote (4) and include payments that are also presented and discussed there.

NEO	Year	Other Benefits(1)	Auto Allowance(2)	Tax Payments(3)	Payments Relating to Employee Retirement Savings Programs(4)	Total
Engel	2016	$26,676	$12,000	—	$53,236	$91,912
Schulz	2016	$6,595	$2,500	—	$437	$9,532
Lazzaris	2016	$189	$12,000	—	$13,495	$25,684
Windrow	2016	$3,023	$12,000	—	$17,238	$32,261
Parks	2016	$58	$5,000	—	$4,695	$9,753
Hibbard	2016	$160	$7,500	—	$11,688	$19,348

(1)	This column reports the total amount of other benefits provided, none of which exceeded $10,000 unless otherwise noted. The amount for Mr. Engel includes club dues of $20,499 and imputed income for spousal travel.

(2)	Represents a monthly automobile allowance.

(3)	The Company does not provide tax gross-ups on executive-only perquisites.

(4)	The retirement savings program includes both the Retirement Savings Plan, a qualified 401(k) plan, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and highly compensated employees. Company contributions to the retirement savings program include matching contributions and discretionary contributions. The table below breaks down the Company contribution by plan and contribution type. Company matching contributions are capped at 50% of participant deferrals, not to exceed 3% of eligible compensation. Matching contributions are made to the 401(k) plan up to maximum limits established by the IRS, with any excess contributed to the deferred compensation plan. Similarly, discretionary contributions are made to the 401(k) plan up to maximum limits established by the IRS, with the excess contributed to the deferred compensation plan.

NEO	Year	Company Matching Contribution to 401k Plan	Company Matching Contribution to Deferred Compensation Plan	Company Discretionary Contribution to 401k Plan	Company Rollover Contribution to Deferred Compensation Plan	Total
Engel	2016	$7,950	$45,286	—	—	$53,236
Schulz	2016	$437	—	—	—	$437
Lazzaris	2016	$7,950	$5,545	—	—	$13,495
Windrow	2016	$7,950	$9,288	—	—	$17,238
Parks	2016	$4,695	—	—	—	$4,695
Hibbard	2016	$7,950	$3,738	—	—	$11,688

28 |	WESCO International, Inc. - 2017 Proxy Statement

Compensation Tables

Grants of Plan-Based Awards for 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	All Other Stock Awards: Number of Securities Underlying Stock Units (#)(4)	Exercise or Base Price of Option Awards ($/SH)		Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Engel	2/16/16			15,905	31,810	63,620	175,234	21,206	$42.44	(6)	$4,645,057
		$1,291,875	$2,583,750
Schulz	10/19/16			—	—	—	—	17,050	$58.65	(7)	$999,983
		$82,031	$164,063
Lazzaris	2/16/16			2,298	4,596	9,192	25,311	3,062	$42.44	(6)	$670,957
		$266,250	$532,500
Windrow	2/16/16			2,032	4,064	8,128	22,392	2,710	$42.44	(6)	$593,533
		$244,500	$489,000
Parks	2/16/16			4,595	9,190	18,380	50,622	6,126	$42.44	(6)	$1,341,903
		—	—
Hibbard	2/16/16			884	1,768	3,536	9,736	1,177	$42.44	(6)	$258,058
		—	—
(1)	Represents possible annual incentive cash awards that could have been earned in 2016 at “target” and “maximum” levels of performance. Amounts actually received by the NEOs under the annual incentive plans for 2016 performance are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 27. For further information about the annual incentive plans, please see the related discussion beginning on page 20.

(2)	Represents possible performance share awards granted in 2016 that could be earned at “threshold”, “target”, and “maximum” levels of performance over a three-year performance period. Each performance share award is based on two equally-weighted performance measures during the three-year performance period beginning January 1, 2016 and ending December 31, 2018, as discussed on page 23.

(3)	Represents the number of SARs granted in 2016 to the NEOs. These SARs will time vest and become exercisable ratably in three equal increments annually on the anniversary date.

(4)	Represents the number of RSUs granted in 2016 to the NEOs. The RSUs will cliff vest on the anniversary date in 2019.

(5)	Represents the full grant date fair value of SARs, RSUs and performance shares under ASC Topic 718 granted to the NEOs. With respect to awards subject to performance-based vesting conditions, grant date fair value is based on an estimate of the probable outcome at the time of grant which reflects achievement at “target” performance. For additional information on the valuation assumptions, refer to Note 12 of the Company’s financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016.

(6)	Represents the exercise price for the SARs and the grant date per share value of RSUs granted, which was the closing price of our Company stock on February 16, 2016, in accordance with Committee action on the grant date indicated.

(7)	Represents the grant date per share value of RSUs granted, which was the closing price of our Company stock on October 19, 2016, in accordance with Committee action on the grant date indicated. As disclosed in the Form 8-K filed October 17, 2016, Mr. Schulz received an initial restricted stock unit grant of $1,000,000, which will cliff vest on October 19, 2019.

WESCO International, Inc. - 2017 Proxy Statement	| 29

Compensation Tables

Outstanding Equity Awards at Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Equity Awards Exercisable	Number of Securities Underlying Unexercised Equity Awards Un-exercisable	Exercise Price	Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Engel	7/01/2007	45,000	—	$60.45	7/01/2017	—	—	—	—
	7/01/2008	75,000	—	$40.04	7/01/2018	—	—	—	—
	7/01/2009	150,673	—	$25.37	7/01/2019	—	—	—	—
	7/01/2010	125,597	—	$33.05	7/01/2020	—	—	—	—
	2/16/2011	77,323	—	$60.05	2/16/2021	—	—	—	—
	2/16/2012	55,396	—	$64.33	2/16/2022	—	—	—	—
	2/21/2013	57,453	—	$72.15	2/21/2023	—	—	—	—
	2/18/2014	42,401	21,200	$85.35	2/18/2024	9,139	$608,200	—	—
	2/17/2015	32,289	64,576	$69.54	2/17/2025	12,078	$803,790	18,120	$1,205,886
	2/16/2016	—	175,234	$42.44	2/16/2026	21,206	$1,411,259	31,810	$2,116,956
Total:		661,132	261,010			42,423	$2,823,249	49,930	$3,322,842
Schulz	10/19/2016	—	—	$58.65	10/19/2026	17,050	$1,134,678	—	—
Total:		—	—			17,050	$1,134,678	—	—
Lazzaris	5/14/2010	4,000	—	$37.90	5/14/2020	—	—	—	—
	2/16/2011	9,665	—	$60.05	2/16/2021	—	—	—	—
	2/16/2012	6,700	—	$64.33	2/16/2022	—	—	—	—
	2/21/2013	7,580	—	$72.15	2/21/2023	—	—	—	—
	2/18/2014	5,707	2,853	$85.35	2/18/2024	1,230	$81,856	—	—
	2/17/2015	4,421	8,841	$69.54	2/17/2025	1,654	$110,074	2,480	$165,044
	2/16/2016	—	25,311	$42.44	2/16/2026	3,062	$203,776	4,596	$305,864
Total:		38,073	37,005			5,946	$395,706	7,076	$470,908
Windrow	9/27/2010	3,850	—	$39.26	9/27/2020	—	—	—	—
	9/28/2010	7,500	—	$40.20	9/28/2020	—	—	—	—
	2/16/2011	7,435	—	$60.05	2/16/2021	—	—	—	—
	5/13/2011	2,800	—	$54.84	5/13/2021	—	—	—	—
	2/16/2012	6,700	—	$64.33	2/16/2022	—	—	—	—
	2/21/2013	7,180	—	$72.15	2/21/2023	—	—	—	—
	2/18/2014	5,436	2,718	$85.35	2/18/2024	1,171	$77,930	—	—
	2/17/2015	4,151	8,302	$69.54	2/17/2025	1,553	$103,352	2,330	$155,062
	2/16/2016	—	22,392	$42.44	2/16/2026	2,710	$180,351	4,064	$270,459
Total:		45,052	33,412			5,434	$361,633	6,394	$425,521
Parks		—	—			—	—	—	—
Hibbard		—	—			—	—	—	—

(1)	The amounts included in the table above reflect target payouts for performance shares as the current results for 2015 and 2016 are below target. The final amounts will be interpolated based on actual final results.

30 |	WESCO International, Inc. - 2017 Proxy Statement

Compensation Tables

Equity Awards Vesting Schedule

Grant Date	Vesting Schedule
2/18/2014

SARs: Time-based vesting in 1/3 increments on February 18, 2015; February 18, 2016; and February 18, 2017.

RSUs: Cliff vest on February 18, 2017.

Performance shares: based on two equally-weighted performance measures during the three-year performance period ending December 31, 2016, as discussed on page 23. The award vests in the form of a number of shares of the Company’s common stock.

2/17/2015

SARs: Time-based vesting in 1/3 increments on February 17, 2016; February 17, 2017; and February 17, 2018.

RSUs: Cliff vest on February 17, 2018.

Performance shares: based on two equally-weighted performance measures during the three-year performance period ending December 31, 2017, as discussed on page 23. The award vests in the form of a number of shares of the Company’s common stock.

2/16/2016

SARs: Time-based vesting in 1/3 increments on February 16, 2017; February 16, 2018; and February 16, 2019.

RSUs: Cliff vest on February 16, 2019.

Performance shares: based on two equally-weighted performance measures during the three-year performance period ending December 31, 2018, as discussed on page 23. The award vests in the form of a number of shares of the Company’s common stock.

10/19/2016	RSUs: Cliff vest on October 19, 2019.

Under the generally applicable terms of the Company’s 1999 Long-Term Incentive Plan, amended and approved by our Board and stockholders and restated effective May 30, 2013, SARs and RSUs would vest upon a Change in Control, as defined in the Long-Term Incentive Plan, which means (a) the consummation of an acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) the consummation of a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the consummation of sale of substantially all of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)
Engel	—	—	9,978	$427,058
Schulz	—	—	—	—
Lazzaris	15,017	$474,537	1,316	$56,325
Windrow	—	—	1,247	$53,372
Parks	—	—	2,218	$94,930
Hibbard	29,638	$201,058	554	$23,711

(1)	Computed by multiplying the number of shares of our Common Stock acquired upon exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option or SARs.

(2)	All amounts in this column are before any applicable taxes.

(3)	Reflects RSUs that vested on February 21, 2016.

WESCO International, Inc. - 2017 Proxy Statement	| 31

Compensation Tables

Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2016.

Name	Year	Executive Contribution in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Engel	2016	$106,471	$45,286	$130,753	—	$2,349,338
Schulz	2016	—	—	—	—	—
Lazzaris	2016	$18,693	$5,545	$12,832	—	$156,503
Windrow	2016	$34,477	$9,288	$14,042	—	$274,846
Parks	2016	—	—	—	—	—
Hibbard	2016	$125,986	$3,738	$21,716	—	$1,008,416

(1)	Reflects participation by the NEOs in the Deferred Compensation Plan, including deferral of portions of both base salary and incentive compensation. The NEOs cannot withdraw any amounts from their deferred compensation balances until termination, retirement, death or disability with the exception that the Compensation Committee may approve an amount (“hardship withdrawal”) necessary to meet unforeseen needs in the event of an emergency.

(2)	Amounts in this column are Company matching contributions to the Deferred Compensation Plan and include rollover contributions from the 401(k) plan to the Deferred Compensation Plan. Please refer to footnote 4 of the All Other Compensation table for a discussion of the determination of these contributions, which amounts are reported as compensation in the “All Other Compensation” column of the Summary Compensation table on page 27.

(3)	Reflects investment returns or earnings (losses) calculated by applying the investment return rate at the valuation date to the average balance of the participant’s deferral account and Company contribution account since the last valuation date for each investment vehicle selected by the participant. Investment vehicles available to participants are a subset of those offered in the 401(k) plan and notably do not include Company stock.

(4)	Based upon years of service to the Company, Messrs. Engel, Hibbard, and Messes. Lazzaris and Windrow are each fully vested in the aggregate balance of their respective accounts at last year-end. Mr. Schulz and Mr. Parks did not participate in the Deferred Compensation Plan.

32 |	WESCO International, Inc. - 2017 Proxy Statement

Potential Payments Upon Termination

POTENTIAL PAYMENTS UPON TERMINATION: MR. ENGEL

Each of the following potential scenarios represents circumstances under which Mr. Engel’s employment with the Company could potentially terminate. A description of the compensation benefits due Mr. Engel in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2016. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Engel upon separation from the Company is governed by his Amended and Restated Employment Agreement dated September 1, 2009. Payment of severance benefits in the event of a termination without cause is subject to the execution of a release.

“Cause” means (a) a material breach of the employment agreement by Mr. Engel; (b) engaging in a felony or conduct which is in the good faith judgment of the Board, applying reasonable standards of personal and professional conduct, injurious to the Company, its customers, employees, suppliers, or stockholders; (c) failure to timely and adequately perform his duties under the employment agreement; or (d) material breach of any manual or written policy, code or procedure of the Company.

“Change in Control” has the meaning given to such term in the Company’s Long-Term Incentive Plan, which means (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of substantially all of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Good Reason” means (a) a reduction in Mr. Engel’s base salary, excluding any reduction that occurs in connection with an across-the-board reduction of the salaries of the entire senior management team; (b) a relocation of Mr. Engel’s primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania; or (c) any material reduction in Mr. Engel’s offices, authority, duties or responsibilities.

Executive Benefits and Payments Upon Termination	Termination After Change in Control(1)	Involuntary Not for Cause or For Good Reason Termination(2)	Death(3)	Disability(4)
Compensation:
Base Salary and Incentive	$5,900,000	$3,300,000	$1,300,000	—
Accelerated Options & SARs (5)	$4,224,892	$4,224,892	$4,224,892	$4,224,892
Accelerated RSUs (6)	$2,823,249	$2,823,249	$2,823,249	$2,823,249
Accelerated Performance Shares (7)	$3,322,842	—	$3,322,842	$3,322,842
Benefits and Perquisites:
Medical Benefits	$18,595	$18,595	—	—
280G Tax Gross-Up	—	—	—	—
Total:	$16,289,578	$10,366,736	$11,670,983	$10,370,983

(1)	Termination after Change in Control

Mr. Engel’s Change in Control benefits are double-triggered (other than equity awards which vest on a Change in Control), meaning that he will receive these payments only if (i) there is a Change in Control and (ii) Mr. Engel’s employment is terminated within two years following a Change in Control without Cause or by Mr. Engel for Good Reason, in which case Mr. Engel will be entitled to receive:
•	Two times annual base salary.
•	Two times the annual target bonus opportunity.
•	Prorated annual incentive compensation for the portion of the fiscal year employed, if earned.
•	Full vesting of outstanding stock options, SARs, and RSUs. Vesting of performance shares at target.
•	Coverage for health, dental, and vision benefits for 24 months provided executive pays employee portion of premiums.
•	Additional gross-up premium sufficient to reimburse the executive for excise taxes, if any, payable as a result of termination payments plus any income taxes on the reimbursement payment itself. Other than the pre-existing employment agreement with Mr. Engel, the Company has no other agreement with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control. In addition, the Company committed that it will not enter into any new or materially amended agreements with executive officers providing for excise tax gross-ups with respect to payments contingent upon a change in control and, indeed, has not entered into any such agreements.

(2)	Involuntary Not for Cause or Executive for Good Reason Termination

•	Monthly base salary continuation for 24 months.
•	An amount equal to the executive’s annual target bonus opportunity.
•	Full vesting of outstanding stock options, SARs, and RSUs.
•	Coverage for health, dental, and vision benefits for 24 months provided executive pays employee portion of premiums.

(3)	Death

•	Any accrued and earned but unpaid bonus.
•	Full vesting of outstanding stock options, SARs, and RSUs. Vesting of performance shares at target.

WESCO International, Inc. - 2017 Proxy Statement	| 33

Potential Payments Upon Termination

(4)	Disability

•	Full vesting of outstanding stock options, SARs, and RSUs. Vesting of performance shares at target.

(5)	The closing price of WESCO common stock on December 31, 2016 was $66.55. The amount shown is the excess, if any, of the December 31, 2016 closing price over the exercise price multiplied by the number of SARs.

(6)	Represents the closing stock price on December 31, 2016 multiplied by the number of RSUs.

(7)	Represents the closing stock price on December 31, 2016 multiplied by the number of performance shares at target.

34 |	WESCO International, Inc. - 2017 Proxy Statement

Potential Payments Upon Termination

POTENTIAL PAYMENTS UPON TERMINATION: MR. SCHULZ

Each of the following potential scenarios represents circumstances under which Mr. Schulz’s employment with the Company could potentially terminate. A description of the compensation benefits due Mr. Schulz in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2016. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Mr. Schulz upon separation from the Company is governed by a term sheet dated October 6, 2016. Payment of severance benefits in the event of a termination without cause is subject to the execution of a release.

“Cause” means (a) engaging in a felony or engaging in conduct which is in the good faith judgment of the Board, applying reasonable standards of personal and professional conduct, injurious to the Company, its customers, employees, suppliers or stockholders; (b) inability to meet the expectations of employee’s job responsibilities or failure to timely and adequately perform employee’s duties; or (c) material breach of any manual or written policy, code or procedure of the Company.

“Change in Control” has the meaning given to such term in the Company’s Long-Term Incentive Plan, which means (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of substantially all of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Good Reason” means (a) a reduction in Mr. Schulz’s base salary, excluding any reduction that occurs in connection with an across the board reduction of the salaries of the senior management team; (b) a relocation of primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania without Mr. Schulz’s consent; or (c) any material reduction in the authority, duties or responsibilities of Mr. Schulz’s role in the organization.

Executive Benefits and Payments Upon Termination	Termination After Change in Control(1)	Involuntary Not for Cause or Good Reason Termination(2)
Compensation:
Base Salary and Incentive	$625,000	$625,000
Accelerated SARs (3)	—	—
Restricted Stock Units (4)	$1,134,678	—
Performance Shares (5)	—	—
Benefits and Perquisites:
Medical Benefits	$9,048	$9,048
Total:	$1,768,726	$634,048

(1)	Termination After Change in Control

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs and RSUs. Vesting of performance shares at target.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(2)	Involuntary Not for Cause or Executive for Good Reason Termination or Termination Within Two Years Following Change of Control of the Company

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs granted in accordance with purchase of WESCO stock.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(3)	The closing price of WESCO common stock on December 31, 2016 was $66.55. The amount shown is the excess, if any, of the December 31, 2016 closing price over the exercise price multiplied by the number of SARs.

(4)	Represents the closing stock price on December 31, 2016 multiplied by the number of RSUs.

(5)	Represents the closing stock price on December 31, 2016 multiplied by the number of performance shares at target.

WESCO International, Inc. - 2017 Proxy Statement	| 35

Potential Payments Upon Termination

POTENTIAL PAYMENTS UPON TERMINATION: MS. LAZZARIS

Each of the following potential scenarios represents circumstances under which Ms. Lazzaris’ employment with the Company could potentially terminate. A description of the compensation benefits due Ms. Lazzaris in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2016. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Ms. Lazzaris upon separation from the Company is governed by a term sheet dated January 15, 2010. Payment of severance benefits in the event of a termination without cause is subject to the execution of a release.

“Cause” means (a) engaging in a felony or engaging in conduct which is in the good faith judgment of the Board, applying reasonable standards of personal and professional conduct, injurious to the Company, its customers, employees, suppliers or stockholders; (b) inability to meet the expectations of employee’s job responsibilities or failure to timely and adequately perform employee’s duties; or (c) material breach of any manual or written policy, code or procedure of the Company.

“Change in Control” has the meaning given to such term in the Company’s Long-Term Incentive Plan, which means (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of substantially all of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Good Reason” means (a) a reduction in Ms. Lazzaris’ base salary, excluding any reduction that occurs in connection with an across the board reduction of the salaries of the senior management team; (b) a relocation of primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania; or (c) a change in the authority, duties or responsibilities that materially and adversely affect Ms. Lazzaris’ role in the organization.

Executive Benefits and Payments Upon Termination	Termination After Change in Control(1)	Involuntary Not for Cause or Good Reason Termination(2)
Compensation:
Base Salary and Incentive	$715,000	$715,000
Accelerated SARs (3)	$610,248	—
Restricted Stock Units (4)	$395,706	—
Performance Shares (5)	$470,908	—
Benefits and Perquisites:
Medical Benefits	$9,298	$9,298
Total:	$2,201,160	$724,298

(1)	Termination After Change in Control

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs and RSUs. Vesting of performance shares at target.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(2)	Involuntary Not for Cause or Executive for Good Reason Termination or Termination Within One Year Following Change of Control of the Company (Other than for Cause)

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs granted in accordance with purchase of WESCO stock.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(3)	The closing price of WESCO common stock on December 31, 2016 was $66.55. The amount shown is the excess, if any, of the December 31, 2016 closing price over the exercise price multiplied by the number of SARs.

(4)	Represents the closing stock price on December 31, 2016 multiplied by the number of RSUs.

(5)	Represents the closing stock price on December 31, 2016 multiplied by the number of performance shares at target.

36 |	WESCO International, Inc. - 2017 Proxy Statement

Potential Payments Upon Termination

POTENTIAL PAYMENTS UPON TERMINATION: MS. WINDROW

Each of the following potential scenarios represents circumstances under which Ms. Windrow’s employment with the Company could potentially terminate. A description of the compensation benefits due Ms. Windrow in each scenario is provided. In each case, the date of the termination is assumed to be December 31, 2016. The amounts described in the table below will change based on the assumed termination date. The determination of compensation due to Ms. Windrow upon separation from the Company is governed by a term sheet dated June 18, 2010. Payment of severance benefits in the event of a termination without cause is subject to the execution of a release.

“Cause” means (a) engaging in a felony or engaging in conduct which is in the good faith judgment of the Board, applying reasonable standards of personal and professional conduct, injurious to the Company, its customers, employees, suppliers or stockholders; (b) inability to meet the expectations of employee’s job responsibilities or failure to timely and adequately perform employee’s duties; or (c) material breach of any manual or written policy, code or procedure of the Company.

“Change in Control” has the meaning given to such term in the Company’s Long-Term Incentive Plan, which means (a) the acquisition by any entity not affiliated with the Company of 30% or more of the outstanding voting securities of the Company; (b) a merger or consolidation of the Company resulting in Company stockholders having less than 70% of the combined voting power; (c) the liquidation or dissolution of the Company; (d) the sale of substantially all of the assets of the Company to an entity unrelated to the Company; or (e) during any two year period, a majority change of duly elected Directors.

“Good Reason” means (a) a reduction in Ms. Windrow’s base salary, excluding any reduction that occurs in connection with an across the board reduction of the salaries of the senior management team; (b) a relocation of primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania; or (c) a change in the authority, duties or responsibilities that materially and adversely affect Ms. Windrow’s role in the organization.

Executive Benefits and Payments Upon Termination	Termination After Change in Control(1)	Involuntary Not for Cause or Good Reason Termination(2)
Compensation:
Base Salary and Incentive	$660,000	$660,000
Accelerated SARs (3)	$539,871	—
Restricted Stock Units (4)	$361,633	—
Performance Shares (5)	$425,521	—
Benefits and Perquisites:
Medical Benefits	$3,048	$3,048
Total:	$1,990,073	$663,048

(1)	Termination After Change in Control

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs and RSUs. Vesting of performance shares at target.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(2)	Involuntary Not for Cause or Executive for Good Reason Termination

•	Payment equal to one-year’s base salary.
•	Prorated annual incentive payment for portion of year worked.
•	Full vesting of SARs granted in accordance with purchase of WESCO stock.
•	Coverage for health, dental, and vision benefits for 12 months provided executive pays employee portion of premiums.

(3)	The closing price of WESCO common stock on December 31, 2016 was $66.55. The amount shown is the excess, if any, of the December 31, 2016 closing price over the exercise price multiplied by the number of SARs.

(4)	Represents the closing stock price on December 31, 2016 multiplied by the number of RSUs.

(5)	Represents the closing stock price on December 31, 2016 multiplied by the number of performance shares at target.

WESCO International, Inc. - 2017 Proxy Statement	| 37

Director Compensation

DIRECTOR COMPENSATION

Compensation

Independent members of the Board of Directors receive compensation in the form of an annual retainer and an annual equity award. Directors have the ability to defer 25% to 100% of the retainer. Deferred amounts are converted into stock units and credited to an account in the Director’s name using the average of the high and low trading prices of our Common Stock on the first trading day in January of that year. In 2016, each Board member received an annual retainer of $90,000, and the Lead Director received an additional retainer of $25,000. The Chair of the Audit Committee received an additional retainer of $20,000, each other member of the Audit Committee received an additional retainer of $5,000, the Chair of the Nominating and Governance Committee received an additional retainer of $10,000 and the Chair of the Compensation Committee received an additional retainer of $15,000.

The Nominating and Governance Committee works with an independent compensation consultant, Meridian, to do an annual assessment of Director compensation, including providing the Nominating and Governance Committee with market research and comparison data using a peer group of companies similar to that used in the Compensation Committee’s evaluation of executive compensation. Our target for Director Compensation is the median of the peer group. We query our consultant on new developments, best practices and trends in Director Compensation, and Meridian serves as a resource to the Nominating and Governance Committee. However, the Nominating and Governance Committee makes its own decisions, uses its own judgment and comes to its own conclusions.

In addition to the retainer, non-employee Directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and Committee meetings. Directors receive no additional compensation for Board or Committee meeting attendance. Members of our Board who are also our employees do not receive compensation for their services as Directors.

For 2016, non-employee Directors received equity grants in the form of RSUs in the amount of approximately $115,000, prorated based on service. RSUs vest on the third anniversary of the date of the grant. If a Director’s Board service ends as a result of a scheduled Board term expiration, then all of the Director’s equity will vest in full. If a Director’s Board service is terminated prior to a normal termination or re-election date, then unvested equity is forfeited. In February 2016, each non-employee Director received a grant of 2,710 RSUs, prorated based on service. The RSUs awarded February 16, 2016 have a grant date fair value of $42.44, the closing price of our Common Stock on February 16, 2016.

For 2017, the Board adjusted the annual equity grants of RSUs to $121,000 from $115,000 and the Cash retainer to $94,000 from $90,000.

Distribution of deferred stock units will be made in a lump sum or in installments, in the form of shares of our Common Stock, in accordance with the distribution schedule selected by the Director at the time the deferral election is made. All distributions will be made or begin as soon as practical after January 1 of the year following the Director’s termination of Board service.

As set forth on an exhibit to the Company’s Form 10-K filed on February 22, 2016, the Company has entered into indemnification agreements with each current Director providing for: indemnification for indemnifiable claims and losses; advancement of expenses; and D&O liability insurance.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for Directors. In 2016, the stock ownership guidelines for Directors were increased to five times their annual cash retainer.

Directors are expected to hold these ownership positions during their service as Directors. All Directors have acquired or are acquiring stock in accordance with the stock ownership guidelines.

38 |	WESCO International, Inc. - 2017 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION FOR 2016

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Other(4)	Total
Beach Lin	$100,000	$115,012	—	$215,012
Espe	$15,833	$28,716	—	$44,549
Griffin	$90,000	$115,012	—	$205,012
Morgan	$105,417	$115,012	—	$220,429
O’Brien(5)	$94,583	$115,012	—	$209,595
Raymund	$110,000	$115,012	—	$225,012
Singleton	$115,000	$115,012	—	$230,012
Tarr(6)	$39,583	$57,506	$10,000	$107,089
Utter	$95,000	$115,012	—	$210,012

(1)	Represents the amount of the Director’s annual retainer, for which Mr. Espe, Mr. O’Brien, and Mr. Singleton received $7,917, $47,292, and $57,500, respectively, in cash during 2016. The Director’s Fees for Messrs. Griffin and Raymund and Ms. Utter were deferred into the Company’s Deferred Compensation Plan for Non-Employee Directors.

(2)	Amounts represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs. On February 16, 2016, each Director was awarded 2,710 RSUs with a grant date fair value of $42.44 per RSU, which was the closing price of our Common Stock on February 16, 2016, subject to proration based on service. On December 8, 2016, Mr. Espe was awarded 398 RSUs with a grant date fair value of $72.15 per RSU, which was the closing price of our Common Stock on December 8, 2016.These RSU awards are subject to time-based vesting criteria. The assumptions used in calculating these amounts are set forth in Note 12 to our financial statements for the year ended December 31, 2016, which is located on pages 61 to 63 of our Annual Report on Form 10-K.

(3)	All the RSU awards were granted under the WESCO International, Inc. 1999 Long-Term Incentive Plan, as amended and approved by our Board and stockholders. See the “Director Outstanding Equity Awards at the Year-End” table below for more information regarding the equity awards held by Directors as of December 31, 2016.

(4)	The Company made a charitable contribution in honor of Mr. Tarr’s retirement.

(5)	Mr. O’Brien served as a Director from January 1, 2016 until his resignation from the Board effective March 31, 2017.

(6)	Mr. Tarr served as a Director until his retirement from the Board in May 2016.

DIRECTOR OUTSTANDING EQUITY AWARDS AT YEAR-END

Name	Number of Securities Underlying Unexercised Equity Awards Exercisable	Number of Shares of Stock That Have Not Vested
Beach Lin	14,708	5,320
Espe	—	398
Griffin	—	4,759
Morgan	16,742	5,320
O’Brien (1)	—	2,710
Raymund	20,242	5,320
Singleton	20,242	5,320
Utter	20,242	5,320

(1)	Mr. O’Brien resigned from the Board effective March 31, 2017.

WESCO International, Inc. - 2017 Proxy Statement	| 39

Item 3 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

ITEM 3 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In connection with the advisory vote on executive compensation discussed on page 14, we are also asking stockholders to vote on whether the say-on-pay vote should occur every one, two or three years. As with the say-on-pay vote, the vote on the frequency of the say-on-pay vote is advisory, or non-binding. For the reasons discussed below, the Board recommends that the stockholders select a frequency of every year.

During its evaluation, our Board considered that an annual advisory vote on executive compensation allows our stockholders to provide the Company with regular input on the Company’s compensation practices.

Although the vote is non-binding, our Board and Compensation Committee will take into account the outcome of the vote when making future decisions regarding the Company’s executive compensation policies and procedures and how often the Company should submit to stockholders an advisory vote to approve executive compensation.

Stockholders may vote to hold the say-on-pay vote every one, two or three years, or they may abstain. Accordingly, you will not be voting to approve or disapprove the Board’s recommendation.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS SELECT

“ONE YEAR” ON THE PROPOSAL

RECOMMENDING THE FREQUENCY OF ADVISORY

VOTES ON EXECUTIVE COMPENSATION.

40 |	WESCO International, Inc. - 2017 Proxy Statement

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

ITEM 4 – APPROVE THE RENEWAL AND RESTATEMENT OF THE WESCO INTERNATIONAL, INC. 1999 LONG-TERM INCENTIVE PLAN

Our Board of Directors (the “Board”) unanimously recommends a vote FOR the approval of the renewal and restatement of the

WESCO International, Inc. 1999 Long-Term Incentive Plan, as further described in this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE RENEWAL AND RESTATEMENT OF THE

WESCO INTERNATIONAL, INC. 1999 LONG-TERM INCENTIVE PLAN.

The WESCO International, Inc. 1999 Long-Term Incentive Plan (the “1999 Plan”) was initially approved by our Board and our stockholders to be effective as of May 11, 1999. The 1999 Plan was amended and restated effective as of May 21, 2003, again amended and restated effective May 21, 2008, and again amended and restated May 30, 2013 (the “LTIP”). The Compensation Committee of the Board (the “Committee”) has

now recommended and the Board has approved, subject to stockholder approval, a further amendment and restatement of the LTIP (as so amended and restated, the “Restated LTIP”) in order to increase the number of shares available under the Restated LTIP and to make certain other changes to the Restated LTIP as described below.

The Restated LTIP

Effective March 2017, the Committee recommended and the Board approved, subject to stockholder approval, the Restated LTIP that would increase the maximum number of shares of common stock of the Company (the “Common Stock”) that may be issued under the Restated LTIP by 1,680,000 to 3,429,818 shares (which includes 1,749,818 shares previously authorized and approved by shareholders but not yet awarded as of March 31, 2017). Included on page 47 (see “Updated Equity Compensation Information”) are updates to our equity compensation program as of March 31, 2017. The Committee believes that increasing the total number of shares available for awards under the Restated LTIP is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs for the next several years, taking into account the Company’s growth strategy and expansion and acquisition plans. If the amendment is approved by our stockholders, we plan to register the offer and sale of the 1,680,000 additional shares of Common Stock on a registration statement on Form S-8. If shares of Common Stock are changed into or exchanged for a different kind or number of shares, for example in the event of a stock split, stock dividend or other recapitalization, then the number and kind of shares which may be issued under the Restated LTIP, the limitations on the number of shares which may be made subject to awards and the terms and provisions of outstanding awards will be appropriately adjusted to reflect such change in the Common Stock.

Highlights of the Restated LTIP

The Restated LTIP includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing of Underwater Options. The terms of the Plan do not allow for the repricing of “underwater” stock options or stock appreciation rights (SARs) without shareholder approval, including the cancellation and reissuance of new options or SARs in exchange for stock options or SARs whose strike price is above the then-current fair value of the Common Stock.
•	No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an Award do not become available for issuance as future awards under our plan.

•	Director Award Sub-Limits. Awards granted to non-employee Directors of the Company under the Restated LTIP are subject to separate and smaller annual award limitations.

•	Compensation Recoupment Policy. All awards granted under the Restated LTIP are subject to any compensation recoupment policy that may be adopted by the Company.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Plan are automatically replenished.

WESCO International, Inc. - 2017 Proxy Statement	| 41

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•	Minimum Vesting. The Plan requires a vesting schedule of at least one-year for Awards.

•	No Payment of Dividends on Unvested Awards. The Plan does not allow dividends to be paid on unvested Awards unless and until the Awards vest.

Stockholder approval is also necessary to allow the Company to make awards that are intended to satisfy the requirements for tax deductibility under Section 162(m) of the Code, which limits the annual federal tax deduction for compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than the chief financial officer) to $1 million. Certain performance-based compensation is excluded from this limitation. The Restated LTIP was designed to allow us to make awards that are intended to comply with these performance-based compensation exclusions. However, in order to preserve this ability to make qualified performance-based awards, we are required to obtain stockholder approval of the performance goals in the Restated LTIP every five years. As such, we are seeking stockholder approval of the Restated LTIP, which contains annual limitations and performance criteria for performance-based awards to maintain compliance with Section 162(m) of the Code.

The following is a summary of the Restated LTIP. This summary is qualified in its entirety by reference to the complete text of the Restated LTIP, which is attached to this proxy statement as Appendix A.

If the Restated LTIP is approved by our stockholders, all outstanding awards under the LTIP will be deemed to be outstanding awards under the Restated LTIP and no new awards may be made under the LTIP. If the proposal is not adopted the LTIP will continue in effect according to its existing terms.

Shares Reserved Under the Restated LTIP

In 1999, 2003, 2008, and 2013, we received stockholder approval for issuance under the LTIP for a number of shares of Common Stock equal to the sum of (1) 8,556,000 shares, (2) shares of Common Stock carried forward from the pool of shares available for issuance under predecessor stock option plans under which no further grants are being made and (3) shares used by participants to pay the exercise price and/or withholding taxes in connection with awards grated under such predecessor plans. From this amount initially reserved for issuance, 1,749,818 shares were uncommitted and available for issuance as of March 31, 2017 as shown on page 47. This Proposal seeks to add an additional 1,680,000 shares to be available for issuance under the Restated LTIP.

In a single calendar year, a participant cannot receive awards under the Restated LTIP (a) of more than 1,000,000 shares of Common Stock (whether through grants of options, stock appreciation rights, restricted shares, restricted stock units, performance awards, or other awards of Common Stock or rights with respect thereto); or (b) of more than $5,000,000 with respect to short-term cash incentive awards. Notwithstanding the foregoing, a participant who is a non-employee Director may not be granted awards under subsection (a) above in respect of a number of shares of Common Stock for which the grant date fair value (as computed for financial reporting purposes), when aggregated with cash compensation for service as a non-

employee director of the Company during such period, does not exceed $750,000.

The total number of shares of Common Stock authorized to be issued under the Restated LTIP will be reduced by 1 share of Common Stock for every 1 share that is subject to an option or stock appreciation right granted under the Restated LTIP on or after the effective date of the Restated LTIP, and 1.83 shares of Common Stock for every 1 share that was subject to an award other than an option or stock appreciation right granted on or after the effective date of the Restated LTIP.

Shares subject to expired or forfeited awards continue to be available for grant under the Restated LTIP. Any shares of Common Stock that again become available for grant in this manner will be added back as 1 share of Common Stock if such shares were subject to options or stock appreciation rights granted under the Restated LTIP, and as 1.83 shares of Common Stock if such shares were subject to an award other than options or stock appreciation rights granted under the Restated LTIP. Shares of Common Stock surrendered by participants or withheld by the Company after the effective date of the Restated LTIP to pay all or a portion of the exercise price with respect to option awards and/or withholding taxes with respect to any awards shall not be subject to new awards under the Restated LTIP, and stock-settled stock appreciation rights shall be settled on a gross (rather than on a “net”) basis.

Term of the Restated LTIP; Shares to be Issued

Following approval by our stockholders, the Restated LTIP will remain effective until May 31, 2027 unless terminated earlier by the Board. The shares of Common Stock to be issued or delivered under the Restated LTIP will be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company. On April 7, 2017, the closing price of the Common Stock on the New York Stock Exchange was $69.80 per share.

42 |	WESCO International, Inc. - 2017 Proxy Statement

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

Administration

The Restated LTIP is administered by the Committee. The Committee determines the employees who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the Restated LTIP, establishes, modifies and determines terms and conditions of awards, imposes restrictive covenants, corrects any inconsistencies and takes such other action as may be necessary for the proper administration of the Restated LTIP. The Nominating and Governance Committee is responsible for assessing non-employee Director compensation and for determining equity-based awards granted to non-employee Directors.

Eligibility and Participation

Any key employee of the Company or its subsidiaries may be selected by the Committee to receive an award under the Restated LTIP. Non-employee Directors are eligible for awards under the Restated LTIP, and on an annual basis, the

Nominating and Governance Committee determines the amount of such awards to the Company’s non-employee Directors. Presently there are approximately 200 employees and Directors who are participating in the LTIP.

Indemnification

Each Board member, Committee member appointed by the Board, or officer of the Company to whom authority was delegated in accordance with the Restated LTIP will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Restated LTIP and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided that he or she must give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification will not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. These indemnification rights are not exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Stock Options

The Committee may grant to a participant incentive stock options that qualify under Section 422 of the Code, options which do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting and exercise provisions, will be determined by the Committee in its discretion, except that the exercise price for options must be equal to or greater than the fair market value of the Common Stock on the date of grant.

In the case of non-qualified option awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, performance targets will include specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”).

No more than 800,000 of the total shares of Common Stock reserved under the Restated LTIP may be awarded as incentive stock options.

Stock Appreciation Rights

Stock appreciation rights may be granted by the Committee to a participant either separate from or in tandem with stock options. A stock appreciation right entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of the stock appreciation rights, multiplied by (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is determined by the Committee, except that the exercise price (i) must be equal to or greater than the fair market value of the Common Stock on the date of grant and

(ii) in the case of stock appreciation rights granted in tandem with stock options, must not be less than the exercise price of the related stock option. Upon exercise of a stock appreciation right, payment will be made in cash or shares of Common Stock, or a combination thereof, as determined at the discretion of the Committee.

In the case of stock appreciation rights intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, performance targets will include specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”).

WESCO International, Inc. - 2017 Proxy Statement	| 43

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

Restricted Shares and Restricted Stock Units

The Committee may award to a participant shares of Common Stock subject to specified restrictions. Restricted shares are subject to forfeiture and are not transferable until the participant meets certain conditions such as continued employment over a specified forfeiture period (the “Forfeiture Period”) and/or attains specified performance targets over the Forfeiture Period. The Committee may also grant restricted stock units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives during the Forfeiture Period.

During the Forfeiture Period, (i) restricted stock awards may be eligible to receive dividends and (ii) restricted stock unit awards may be eligible to receive dividend equivalent rights. If awarded, such dividends or dividend equivalent rights must be subject to the same restrictions as applicable to the underlying award.

The Committee, at its sole discretion, may waive all restrictions with respect to an award of restricted shares or restricted stock units under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

Any performance targets applicable to restricted share or restricted stock units will be determined by the Committee, but in the case of awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code will include specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”).

Performance Awards

The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specific award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as set forth in the award agreement.

Award periods and performance targets will be determined by the Committee. In the case of performance awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, performance targets will include specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”).

Other Stock-Based Awards

The Committee may make other awards of stock purchase rights or cash awards, Common Stock awards or other types of awards that are valued in whole or in part by reference to the value of the Common Stock. The Committee will determine the conditions and terms that apply to these awards.

In the case of other stock-based awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, performance targets will include specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”).

Short-Term Cash Awards

The Committee may make performance-based annual cash incentive awards to employees using any performance criteria the Committee deems appropriate. For those employees whom the Committee determines to be subject to Section 162(m) of the Code, however, annual cash incentive awards that are intended to qualify as “performance-based” compensation may be granted by the Company. Such short-term cash awards will be based only on attainment of specified levels of one or more of the Performance Goals (as defined below under “Performance-Based Awards”) and will otherwise be subject to the requirements of Section 162(m) and the regulations thereunder.

Performance-Based Awards

Awards granted under the Restated LTIP may be structured to meet the performance-based compensation exception to Section 162(m) of the Code. Such awards will be subject to the achievement of specified Performance Goals and must be granted in accordance with the requirements of Section 162(m) of the Code in order to qualify as performance-based compensation.

44 |	WESCO International, Inc. - 2017 Proxy Statement

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

Performance Goals under the Restated LTIP include any of the following (in absolute terms or relative to one or more other companies or indices): total shareholder return, operating income, return on stockholders’ equity, return on investment, return on invested assets, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, sales growth, margin improvement, income before taxes (IBT), IBT margin, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, net earnings, net income, net income per share, or gross revenue or revenue by pre-defined business segment, revenue backlog, ratio of operating expenses to operating revenues, pre- or post-tax profit margins, market share, economic value added (income in excess of cost of capital), attainment of specific milestones in connection with strategic initiatives and/or customer satisfaction, in each case, with respect to the Company, its subsidiaries, a business unit by or within which the participant is primarily providing services, or a combination thereof.

We are also asking shareholders to approve the Restated LTIP to satisfy the stockholder approval requirements of Section 162(m) of the Code (Section 162(m)) and to approve the materials terms of the performance goals for awards that may be granted under the Restated LTIP as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders.

For purposes of Section 162(m), the material terms include: (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated LTIP is discussed below, and stockholder approval of the Restated LTIP will constitute approval of the material terms of the Restated LTIP pursuant to the stockholder approval requirements of Section 162(m).

Note that stockholder approval of the Restated LTIP is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated LTIP to qualify for the “performance-based” compensation exemption under Section 162(m), and will enable us to (but will not require us to or guarantee that we will be able to) grant awards intended to qualify as performance-based compensation within the meaning of Section 162(m) and preserve the deductibility of these awards for federal income tax purposes. Nothing in this proposal precludes us or the Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Stockholder approval of the Restated LTIP is necessary in order for us to (1) meet the stockholder approval requirements of the NYSE, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m), and (3) grant incentive stock options (ISOs) thereunder.

If the stockholders do not approve of the Restated LTIP, it will not be implemented and the LTIP will continue in accordance with its terms.

Change in Control

Unless otherwise provided in the applicable award agreement, in the event of a change in control of the Company as defined in the Restated LTIP, (i) all option awards and stock appreciation rights will become immediately fully vested and exercisable, (ii) all restrictions or limitations (including risks of forfeiture and deferrals, subject to the provisions of Section 409A of the Code) on all outstanding restricted share awards and restricted stock unit awards will immediately lapse, and (iii) all performance awards will become immediately fully payable at the maximum level of performance.

Amendment and Termination of the Restated LTIP

The Board has complete power and authority to amend or terminate the Restated LTIP at any time; provided that no amendment or termination of the Restated LTIP may materially adversely affect the right of a participant under an award without the consent of the participant. The Board shall not, without approval by the stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange on which the Common Stock is listed. Notwithstanding any provision of the Restated LTIP, except in connection with adjustments to reflect changes in capitalization, the terms of outstanding options and stock appreciation rights may not be amended or modified, without stockholder approval, to reduce the exercise price, to cancel the option or stock appreciation rights when the exercise price exceeds the fair market value of the underlying Common Stock in exchange for another award, or in any other circumstance meeting the definition of a “repricing” under the rules of the New York Stock Exchange (or any similar rule of a stock exchange on which the Common Stock is then listed).

WESCO International, Inc. - 2017 Proxy Statement	| 45

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

No awards will be granted under the Restated LTIP after the termination of the Restated LTIP, but the termination of the Restated LTIP will not have any other effect and any award outstanding at the time of the termination of the Restated LTIP may be exercised after termination of the Restated LTIP at any time prior to the expiration date of such award to the same extent such award would have been exercisable had the Restated LTIP not been terminated.

Certain Federal Income Tax Considerations

The following is a general description of the United States federal income tax consequences to participants and the Company relating to incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units, performance awards, other stock-based awards and short-term cash incentive awards that may be granted under the Restated LTIP. The Restated LTIP is not qualified under Section 401(a) of the Code. This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Restated LTIP. This description is intended for use by our stockholders in determining how to vote at our Annual Meeting and not as tax advice to persons who receive awards under the Restated LTIP.

Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Non-Qualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of the Company’s Common Stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Restricted Shares. Restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted Stock Units. Restricted stock units and dividend equivalents generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Performance Awards. Performance awards generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

46 |	WESCO International, Inc. - 2017 Proxy Statement

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

Other Stock-Based Awards. Other stock-based awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Short-Term Cash Incentive Awards. Short-term cash incentive awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Restated LTIP. To the extent applicable, it is intended that the Restated LTIP and any grants made under the Restated LTIP either be exempt from, or, in the alternative, comply with the provisions of Section 409A of the Code, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Restated LTIP and any grants made thereunder in a manner consistent with the requirements of Section 409A of the Code.

Section 162(m) of the Code. Stockholder approval of the Restated LTIP is sought under applicable exchange requirements and additionally so that the compensation payable under the Restated LTIP that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be treated as such. If the Restated LTIP and the Performance Goals thereunder are approved by the stockholders and the Restated LTIP is administered in accordance with the performance-based compensation exception under Section 162(m) of the Code, payment of the full amounts calculated under the Restated LTIP should be deductible by the Company for federal income tax purposes.

Plan Benefits

The future amounts that will be received by grantees under the Restated LTIP are not determinable. The equity awards granted to our named executive officers under the LTIP and outstanding as of December 31, 2016 are set forth in the “Outstanding Equity Awards at Year-End” table found on page 30 of this Proxy Statement. As of April 7, 2017 (i) our executive officers as a group (4 officers) held outstanding stock equity grants for 1,154,899 shares, (ii) our non-employee Directors as a group (7 directors) held outstanding stock equity grants for 125,896 shares, and (iii) all of our employees other than our executive officers (217 employees) held outstanding stock equity grants for 1,569,761 shares.

Vote Required

Approval of the Restated LTIP will require the affirmative vote of at least a majority in voting interest of the stock holders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. If the stockholders do not approve of the Restated LTIP, it will not be implemented and the

LTIP will continue in accordance with its terms. We reserve the right to adopt such other compensation plans and programs as we deem appropriate and in the best interests of the Company and its stockholders.

Updated Equity Compensation Information

As of March 31, 2017, 48,775,653 shares of common stock, par value $.01 per share, of the Company were outstanding. As of March 31, 2017, 1,749,818 shares of common stock were reserved under the LTIP for future equity awards.

The following table sets forth a summary of stock-settled stock appreciation rights and related information for the three months ended March 31, 2017:

	Awards	Weighted average exercise price	Weighted Average Remaining Contractual Terms (In years)
Outstanding at December 31, 2016	2,439,487	$52.62
Granted	443,731
Exercised	(448,171)
Forfeited	(23,378)
Outstanding at March 31, 2017	2,411,669	$58.10	6.74

WESCO International, Inc. - 2017 Proxy Statement	| 47

Item 4 – Approve the Renewal and Restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan

The following table sets forth a summary of time-based restricted stock units and related information for the three months ended March 31, 2017:

	Awards	Weighted average fair value
Unvested at December 31, 2016	257,096	$57.47
Granted	98,680
Vested	(43,169)
Forfeited	(4,747)
Unvested at March 31, 2017	307,860	$58.23

Performance shares are awards for which the vesting will occur based on market or performance conditions. The following table sets forth a summary of performance-based awards for the three months ended March 31, 2017:

	Awards	Weighted average fair value
Unvested at December 31, 2016	149,320	$60.36
Granted	39,978
Vested	—
Forfeited	(35,122)
Unvested at March 31, 2017	154,176	$59.99

The unvested performance-based awards in the table above include 77,088 shares in which vesting of the ultimate number of shares is dependent upon WESCO’s total stockholder return in relation to the total stockholder return of a select group of peer companies over a three-year period. Vesting of the remaining 77,088 shares of performance-based awards in the table above is dependent upon the three-year average growth rate of WESCO’s net income. Additional historical information regarding performance shares is shown below:

Performance-Based Awards (Shares/Units)	# of Shares/Units
Unvested at December 31, 2013	92,484
Granted	44,046
Vested	—
Forfeited	(6,526)
Unvested at December 31, 2014	130,004
Granted	59,661
Vested	(38,869)
Forfeited	(36,276)
Unvested at December 31, 2015	114,520
Granted	91,768
Vested	—
Forfeited	(56,968)
Unvested at December 31, 2016	149,320

48 |	WESCO International, Inc. - 2017 Proxy Statement

Item 5 – Ratify The Appointment of Independent Registered Public Accounting Firm

ITEM 5 – RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

We are submitting the appointment of the independent registered public accounting firm to you for ratification at the Annual Meeting. Although ratification of this appointment is not legally required, our Board believes it is appropriate for you to ratify this selection. In the event that you do not ratify the selection of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm, our Audit Committee may reconsider its selection.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

WESCO International, Inc. - 2017 Proxy Statement	| 49

Item 5 – Ratify The Appointment of Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our 2017 financial statements.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1994. In addition to performing the audit, Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

Aggregate fees for all professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2016 and 2015 were as follows:

(In millions)	2016	2015
Audit fees	$1.7	$1.8
Audit-related fees	$0.1	—
Tax fees
Compliance	$0.5	$0.7
Planning and consulting	$0.4	$0.2
Other fees	—	—
	$2.7	$2.7

The audit fees for the years ended December 31, 2016 and 2015 were for professional services rendered for the integrated audits of our consolidated financial statements and of our internal control over financial reporting, reviews of quarterly consolidated financial statements and statutory audits.

Tax compliance fees for the years ended December 31, 2016 and 2015 were for services related to the preparation and review of tax returns.

Tax planning and consulting fees for the years ended December 31, 2016 and 2015 were for services involving advice and consultation on tax matters.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has the sole authority to pre-approve, and has policies and procedures that require the pre-approval by them of, all fees paid for services performed by our independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services for the year, including the nature, type and scope of services and the related fees. Audit Committee pre-approval is also obtained for any other engagements that arise during the course of the year. During 2016 and 2015, all of the audit and non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

50 |	WESCO International, Inc. - 2017 Proxy Statement

Item 5 – Ratify The Appointment of Independent Registered Public Accounting Firm

Report of the Audit Committee

It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Audit Committee is responsible for assisting the Board in its oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof, its oversight of the Company’s accounting and financial reporting principles, policies and internal controls, and the performance of the internal audit function, evaluating the independence, qualifications and performance of the Company’s independent registered public accounting firm, and evaluating the performance of the Company’s internal auditors.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements of the Company were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the PCAOB. The Audit Committee also discussed with management their assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

In addition, the Audit Committee has discussed with its independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management, including the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, which have been received by the Audit Committee. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, including their audit of the Company’s internal controls and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board and our Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission. The Audit Committee and our Board also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

Respectfully Submitted:

THE AUDIT COMMITTEE

Steven A. Raymund, Chairman

Matthew J. Espe

Lynn M. Utter

WESCO International, Inc. - 2017 Proxy Statement	| 51

Appendix A

WESCO INTERNATIONAL, INC. 1999 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 31, 2017)

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01 Purpose. The purpose of the WESCO International, Inc. 1999 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”) is to assist WESCO International, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees and non-employee directors, and to act as an incentive in motivating selected key employees and non-employee directors of the Company and its Subsidiaries to achieve long-term corporate objectives.

1.02 Adoption and Term. The Plan was initially approved by the Board of Directors of the Company (the “Board”) and the stockholders of the Company to be effective as of May 11, 1999, the effective date of the initial public offering of the Company’s Common Stock. The Company amended and restated the Plan effective as of May 21, 2003 and May 21, 2008, and again amended and restated the Plan effective as of May 30, 2013. This is a further amendment and complete restatement of the Plan effective May 31, 2017 (the “Effective Date”), the date of approval of the Plan as restated herein by the stockholders of the Company. The Plan shall remain in effect until the tenth anniversary of the Effective Date, unless terminated earlier by the Board. In addition, the Performance Goals (as defined below) must be reapproved by the Company’s stockholders at least every five (5) years for purposes of complying with the deductibility requirements of Section 162(m) of the Code (as defined below) applicable to performance-based awards to “covered employees” as defined in Section 162(m) and the regulations thereunder.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01 Acquiring Corporation shall have the meaning given to such term in Section 11.08(b).

2.02 Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options, Incentive Stock Options, or Stock Appreciation Rights described in Article VI, Restricted Shares or Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, and Short-Term Cash Incentive Awards described in Article X.

2.03 Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04 Award Period means, with respect to an Award, the period of time determined by the Committee and set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied. Notwithstanding any other provision of the Plan to the contrary, no Award Period shall be less than one year from the Date of Grant; provided that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Article IV may be granted to any one or more Participants without respect to the minimum Award Period requirements of this sentence.

2.05 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

2.06 Board shall have the meaning given to such term in Section 1.02.

2.07 Change in Control means the first to occur of the following events after the Effective Date: (a) the consummation of an acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company and its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries,

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of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the consummation of a merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the liquidation or dissolution of the Company; (d) the consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence or a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (including without limitation any settlement thereof)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.08 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09 Committee means the Compensation Committee of the Board.

2.10 Company shall have the meaning given to such term in Section 1.01.

2.11 Common Stock means Common Stock of the Company.

2.12 Date of Grant means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

2.13 Effective Date shall have the meaning given to such term in Section 1.02.

2.14 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15 Exercise Price shall have the meaning given to such term in Section 6.01(b).

2.16 Extraordinary Termination shall have the meaning given to such term in Section 6.03(e)(i).

2.17 Fair Market Value means, a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion; provided that the Exercise Price of an Option or Stock Appreciation Right shall not be less than the closing market price of a share of Common Stock on such exchange, on the Date of Grant. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date or the shares of Common Stock are not traded on an established stock exchange, the Committee shall have the ability to determine Fair Market Value in good faith based on all the relevant facts and circumstances, by the reasonable application of a reasonable valuation method in accordance with Section 409A of the Code and Treasury Regulation §1.409A-1(b)(5)(iv)(B), as the Board or Committee will select and apply at the time of the Date of Grant of the Award, time of exercise, vesting, or other date of calculation.

2.18 Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19 Merger means any merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having similar effect involving the Company.

2.20 Non-Qualified Stock Option means a stock option that is not an Incentive Stock Option.

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2.21 Options means all Non-Qualified Stock Options and Incentive Stock Options.

2.22 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23 Performance Awards means Awards granted in accordance with Article VIII.

2.24 Performance Goals means performance goals and conditions applicable to an Award that the Committee establishes prior to the grant of such Award based on the attainment of one or more or a combination of any of the following (in absolute terms or relative to one or more other companies or indices): total shareholder return, operating income, return on stockholders’ equity, return on investment, return on invested assets, return on invested capital, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, sales growth, gross margin, billing margin, margin improvement, income before taxes (IBT), IBT margin, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, net earnings, net income, net income per share, or gross revenue or revenue by pre-defined business segment, backlog, ratio of operating expenses to operating revenues, pre- or post-tax profit margins, market share, economic value added (income in excess of cost of capital), attainment of specific milestones in connection with strategic initiatives and/or customer satisfaction, in each case, with respect to the Company, its Subsidiaries, a business unit by or within which the Participant is primarily providing Services, or a combination thereof.

2.25 Permanent Disability means a physical or mental disability or infirmity that prevents the performance of a Participant’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of not less than six (6) months, unless a longer period is required by applicable law. Notwithstanding the foregoing, for purposes of the provisions of the Plan relating to Incentive Stock Options, “Permanent Disability” shall have the same meaning as under Section 22(e)(3) of the Code. The Committee’s reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

2.26 Plan shall have the meaning given to such term in Section 1.01.

2.27 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28 Restricted Stock Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.29 Retirement means a Participant’s retirement at or after age 65.

2.30 Service means the provision of personal services to the Company or a Subsidiary in the capacity of (a) an employee, (b) a non-employee director, or (c) as an independent contractor or consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or a Subsidiary, a transfer of the Participant among the Company and a Subsidiary, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant’s Service.

2.31 Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.32 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.01 Committee. The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the

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Exchange Act or Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

3.02 Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01 Number of Shares Issuable. The total number of shares of Common Stock authorized to be issued under the Plan shall be the sum of (a) 1,680,000 shares of Common Stock authorized and approved for issuance under the Plan as of the Company’s 2017 annual meeting of shareholders, plus (b) the 3,952,211 shares of Common Stock previously authorized and approved for issuance under the Plan, less the number of shares underlying Awards made under the Plan prior to the Effective Date (calculated as described below). The total number of shares of Common Stock authorized to be issued under the Plan shall be reduced by 1 share of Common Stock for every 1 share that is subject to an Option, Stock Appreciation Right, or other appreciation-only Award granted under the Plan on or after the Effective Date, and 1.83 shares of Common Stock for every 1 share that was subject to a Restricted Share, Restricted Stock Unit, or other full-value stock-based Award granted on or after the Effective Date. The number of shares available for issuance under the Plan and as specific types of Awards shall be subject to adjustment in accordance with Section 11.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock that will have been reacquired by the Company.

4.02 Shares Subject to Terminated Awards. Shares of Common Stock covered by any (a) Options or Stock Appreciation Rights that are forfeited or expire unexercised under Article VI, and (b) Restricted Shares, Restricted Stock Units, Performance Awards, other stock-based Awards that are forfeited under Articles VII, VIII, or IX may be subject to new Awards under the Plan. Shares of Common Stock surrendered by Participants or withheld by the Company after the Effective Date to pay all or a portion of the Exercise Price and/or withholding taxes with respect to any Awards shall not be subject to new Awards under the Plan, and stock-settled Stock Appreciation Rights shall be settled on a gross (rather than on a “net”) basis. Any shares of Common Stock that again become available for grant pursuant to this Section 4.02 shall be added back as 1 share of Common Stock if such shares were subject to Options, Stock Appreciation Rights, or other appreciation-only Awards granted under the Plan, and as 1.83 shares of Common Stock if such shares were subject to a Restricted Share, Restricted Stock Unit, or other full-value stock-based Award granted under the Plan.

ARTICLE V

PARTICIPATION

5.01 Eligible Participants. Participants in the Plan shall be such key employees and non-employee directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. The

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Committee may grant Awards from time to time on a discretionary basis and/or provide for automatic (but not reload) Awards on a formula basis to a Participant or designated group of Participants. Subject to adjustment in accordance with Section 11.08, during any calendar year, no Participant shall be granted Awards in respect of more than 1,000,000 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards, or other Awards of Common Stock or rights with respect thereto); provided that, in the case of a Participant who is a non-employee director, that limit shall be a number of shares of Common Stock for which the grant date fair value (as computed for financial reporting purposes), when aggregated with cash compensation for service as a non-employee director of the Company during such period, does not exceed $750,000.

ARTICLE VI

STOCK OPTIONS

6.01 Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the “Exercise Price”) shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

(c) Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

(d) Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant. No more than a total of 800,000 shares of Common Stock may be awarded to Participants under the Plan as Incentive Stock Options.

(e) Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.02 Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant (including Options granted under this Plan or any other plans of the Company). Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common

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Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee; provided, however, that in any event the Exercise Price shall be equal to or greater than the Fair Market Value on the Date of Grant and, in the case of Stock Appreciation Rights granted in tandem with Options, the Exercise Price shall not be less than the Exercise Price of the related Option and, upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof that are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value. Any payment that may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

(d) Substitution of Stock Appreciation Rights for Options. The Committee shall have the ability, without Participant consent, to substitute Stock Appreciation Rights paid only in shares of Common Stock for outstanding Options (including Options granted under this Plan or any other plans of the Company); provided the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the difference between the Fair Market Value of the underlying shares of Common Stock and the Exercise Price of the Stock Appreciation Rights is equivalent to the difference between the Fair Market Value of the underlying shares of Common Stock and the Exercise Price of the Options. If this provision creates material adverse accounting consequences for the Company, it may be considered null and void in the sole discretion of the Committee.

(e) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Award of Stock Appreciation Rights unless and until that Participant shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant shall have become the holder of record of any shares covered by such Stock Appreciation Rights; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.03 Terms of Stock Options and Stock Appreciation Rights

(a) Conditions on Exercise. An Award Agreement with respect to Options and Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the Date of Grant; provided, that for Awards granted to Participants after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of Service, the vesting schedule (i) for a non-performance-based Option or Stock Appreciation Right Award shall not be less than three years or (ii) for a performance-based Option or Stock Appreciation Right Award shall not be less than one year; provided, further, that, notwithstanding the foregoing, but subject to Section 11.08(c) of the Plan, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Article IV may be granted to any one or more Participants without respect to the minimum vesting provision of this sentence. Notwithstanding the foregoing but subject to Section 2.04, the vesting of an Option or a Stock Appreciation Right may, but need not, lapse in installments.

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(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option and Stock Appreciation Rights as provided in the related Award Agreement;

(ii) Termination of the Award as provided in Section 6.03(e) following the Participant’s termination of Service; or

(iii) Ten years from the Date of Grant;

provided that if on the date an outstanding, vested Option or Stock Appreciation Rights would expire, the exercise of the Option or Stock Appreciation Rights would violate applicable securities laws, the expiration date applicable to the Option or Stock Appreciation Rights will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option or Stock Appreciation Rights would no longer violate applicable securities laws.

(c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and Stock Appreciation Rights prior to the time such Option and Stock Appreciation Rights would otherwise become exercisable under the terms of the related Award Agreement.

(d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) in the event of termination of Service, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the provisions of Sections 6.03(b).

(e) Exercise of Options and Stock Appreciation Rights Upon Termination of Service.

(i) Extraordinary Termination. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of Grant, in the event that a Participant’s Service terminates by reason of the Participant’s death, Permanent Disability or Retirement (each an “Extraordinary Termination”), then any Options and Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Participant’s termination of Service or (B) the expiration of the term of the Option or Stock Appreciation Rights, unless the exercise period is extended pursuant to Section 6.03(b) or by the Committee in accordance with Section 6.03(d). Any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Options and Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

(ii) Other Termination of Service. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at or after the Date of Grant, in the event that a Participant’s Service terminates for any reason other than an Extraordinary Termination, any Options and Stock Appreciation Rights held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of 60 days (or, if shorter, during the remaining term of the Options and Stock Appreciation Rights), unless the exercise period is extended pursuant to Section 6.03(b) or by the Committee in accordance with Section 6.03(d). Any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Participant’s termination of Service shall terminate and be cancelled immediately upon such termination, and any Options and Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

(iii) Treatment of Incentive Stock Options. Notwithstanding the foregoing, in the case of an Incentive Stock Option that may be exercisable under the terms of this Section 6.03(e) or the provisions of the applicable Award Agreement beyond the maximum periods permitted under Section 422 of the Code, such Options shall be deemed to be Non-Qualified Stock Options.

(f) No Dividends or Dividend Equivalents. No dividends or dividend equivalents shall be paid in connection with Options or Stock Appreciation Rights.

6.04 Option and Stock Appreciation Right Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company or its designated agent at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option

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granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a Participant may (if authorized by the Committee) pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash. Payment may also be made, in the discretion of the Committee and subject to applicable law, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option or Stock Appreciation Right shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option or Stock Appreciation Right shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option or Stock Appreciation Right has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise determined by the Committee, the provisions of this Section 6.05 shall not be applicable to any Options and Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01 Restricted Share and Restricted Stock Unit Awards. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of Service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of Service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement that shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. The issuance of shares of Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If actual shares of Common Stock are used, as soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its designated agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares, if applicable, may be held in custody by the Company, its designee, or, if the

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certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any cash or shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in this Section 7.01.

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As a condition to the receipt of a Restricted Share or Restricted Stock Unit Award in the form of actual shares of Common Stock, the Committee may require a Participant to execute any stock powers, escrow agreements or other documents. The Committee in its discretion may establish any conditions, limitations, restrictions, vesting, and forfeiture provisions applicable to Restricted Shares or Restricted Stock Units.

7.02 Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.04, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the Service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period and any other terms and conditions applicable with respect to any Restricted Share Award; provided, that, for Awards granted to Participants after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of Service, the forfeiture period (i) for a non-performance-based Restricted Share Award shall not be less than three years or (ii) for a performance-based Restricted Share Award shall not be less than one year; provided, further, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Article IV may be granted to any one or more Participants without respect to the minimum forfeiture period provision of this sentence. Notwithstanding the foregoing but subject to Section 2.04, the forfeiture period of a Restricted Share Award may, but need not, lapse in installments.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate, unless waiving forfeiture would cause the Award to no longer qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code.

7.03 Restricted Stock Units. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants; provided, that for Awards granted to Participants after the Effective Date, and subject to the provisions of any applicable retirement, severance or employment agreement or such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of Service, the forfeiture period (i) for a non-performance-based Restricted Stock Unit Award shall not be less than three years or (ii) for a performance-based Restricted Stock Unit Award shall not be less than one year; provided, further, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Article IV may be granted to any one or more Participants without respect to the minimum forfeiture period provision of this sentence.

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Notwithstanding the foregoing but subject to Section 2.04, the forfeiture period of a Restricted Stock Unit Award may, but need not, lapse in installments. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. A Participant’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of Services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate. The Committee may provide in an Award Agreement, in its discretion, Dividend Equivalent Rights in connection with a Restricted Stock Unit Award; provided, however, that any cash or shares of Common Stock distributed as a Dividend Equivalent Right or otherwise with respect to any Restricted Stock Units as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock Units and held or restricted as provided in this Section 7.03. For purposes of the Plan, “Dividend Equivalent Right” means a right to receive additional whole Restricted Stock Units for any dividends on the shares of Common Stock underlying a Restricted Stock Unit, as though such underlying shares had been issued and outstanding and held by the Participant on the record date of payment of such dividends.

7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Share and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately vest in the Common Stock underlying such Awards. Unless otherwise determined by the Committee, the provisions of this Section 7.04 shall not be applicable to any Restricted Shares and Restricted Stock Units granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VIII

PERFORMANCE AWARDS

8.01 Performance Awards.

(a) Award Periods and Determinations of Awards. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share or Restricted Stock Unit Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. Subject to Section 2.04, the Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under unusual and/or infrequent circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, on or as soon as practicable after the Date of Grant, shall determine or prescribe a formula for determining the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

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(d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, as set forth in the Award Agreement. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02 Terms of Performance Awards.

(a) Termination of Service. Unless otherwise provided below or in Section 8.03, in the case of a Participant’s termination of Service prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement. If a Participant’s termination of Service is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Award Agreement provides otherwise or the Committee, in its sole and exclusive discretion, determines that an Award should be paid and paying the Award would not cause the Award to no longer qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

(c) Death or Disability. If a Participant’s termination of Service is due to death or disability (as provided in the Award Agreement or determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

(d) Pro-Rata Payment. The amount of any payment to be made to a Participant whose termination of Service occurs by Retirement, death or disability (under the circumstances described in subsections (b) and (c) above) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such Service not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose Service is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

(e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated Service prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate, unless paying the Award would cause the Award to no longer qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code.

(f) Stockholder Rights. If specified by the Committee in the Award Agreement, the recipient of an Award under this Article VIII shall be entitled to receive, currently or on a deferred basis dividends or Dividend Equivalent Rights with respect to the Common Stock or other securities covered by the Performance Award; provided, however, that any cash or shares of Common Stock distributed as a dividend or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Performance Award and held or restricted as provided in this Article VIII. Unless specified by the Committee in the Award Agreement, the recipient of an Award under this Article VIII shall not become a stockholder of the Company with respect to shares subject to the Award Agreement and shall not have the right to vote such shares.

8.03 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable (at the maximum level) to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 8.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

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ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01 Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02 Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Non-Transferability. Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Interest and Dividends. If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalent Rights with respect to the Common Stock or other securities covered by the Award; provided, however, that any cash or shares of Common Stock distributed as dividends or Dividend Equivalent Rights or otherwise with respect to any Award as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as the underlying Award.

(c) Termination of Service. The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of Service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, Permanent Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

(d) Performance-Based Awards. With respect to Awards under this Article IX intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.

(e) Vesting or Forfeiture of Other Stock-Based Awards. For Awards granted to Participants under this Article IX after the Effective Date, and subject to the provisions of Section 9.03, the provisions of any applicable retirement, severance or employment agreement and such terms as may be approved by the Committee relating to the Participant’s Permanent Disability, death or other termination of Service, the vesting schedule or forfeiture period (i) for a non-performance-based Award shall not be less than three years or (ii) for a performance-based Award shall not be less than one year; provided, further, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Article IV may be granted to any one or more Participants without respect to the minimum vesting schedule or forfeiture period provision of this sentence. Notwithstanding the foregoing but subject to Section 2.04, the vesting schedule or forfeiture period of an Award may, but need not, lapse in installments.

9.03 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Awards under this Article IX shall immediately become fully vested and payable to all Participants upon such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 9.03 shall not be applicable to any Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01 Eligibility. This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code.

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10.02 Awards.

(a) Performance Targets. For each fiscal or calendar year of the Company, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal or calendar year.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Short-Term Cash Incentive Awards that would be otherwise paid.

(e) Maximum Awards. The maximum aggregate dollar amount that may be paid with respect to Short-Term Cash Incentive Awards during any one calendar year to any one Participant under this Plan shall be $5,000,000.

(f) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

10.03 Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

11.01 Plan Provisions Control Award Terms; Successors. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award Agreement granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.02 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03 Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant; provided that any such change (a) may not be inconsistent with the terms of the Plan and (b) shall be approved by the Committee.

11.04 Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to

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the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05 Withholding Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares of Common Stock issuable under such Participant’s Award or with respect to any income recognized upon a disqualifying disposition of shares of Common Stock received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of such shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock the Fair Market Value of which is equal to the amount of withholding taxes due), (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

11.06 Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

11.07 Cancellation and Rescission of Awards.

(a) Detrimental Activities. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards, whether vested or unvested, at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11.07, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its Subsidiaries, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its Subsidiaries, either during Service or within twelve (12) months after termination of Service; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after Service with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its Subsidiaries; or (iv) any other conduct or act the Committee determines to be injurious, detrimental or prejudicial to any interest of the Company or its Subsidiaries.

(b) Enforcement. Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(iv) of this Section 11.07, if applicable, prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

(c) Erroneously Awarded Compensation. All Awards under the Plan shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governances practices, as such policy may be amended from time to time.

(d) Cancellation in the Event of Change in Control. In the event of a Change in Control that is a merger or consolidation in which Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Common Stock by a single Person or entity or by a group of Persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of Company’s assets (a “Covered Transaction”),

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the Committee shall have the discretion to provide for the termination of all outstanding Options and Stock Appreciation Rights as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option or Stock Appreciation Right will be so terminated (without the Participant’s consent) prior to the expiration of thirty (30) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which Participant received written notice of the Covered Transaction. For purposes of the Plan, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used herein; however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

11.08	Adjustments to Reflect Capital Changes.

(a) Recapitalization. The number and kind of shares of Common Stock subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan, the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year and the Performance Goals and Award Periods applicable to outstanding Awards shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares of Common Stock that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for outstanding Awards; provided, however, that if the Acquiring Corporation does not assume or substitute awards for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested, and all time-based, performance-based or other restrictions on such Awards shall lapse, as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible or caused solely by reason of this Section 11.08 shall be conditioned upon the consummation of the Merger. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares that might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

11.09 Legal Compliance. Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of shares with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable securities registration requirements or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, and (iii) any other applicable provision of law, including foreign securities laws where applicable.

11.10 No Right to Employment or Awards. No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant

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any right to be retained in the Service of the Company or any of its Subsidiaries. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.

11.11 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.12 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).

11.13 No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.14 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

11.15 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16 Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that the Board shall not, without approval by the stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange on which the Common Stock is listed. Notwithstanding any other provision of this Plan, except in connection with adjustments to reflect changes in capitalization in accordance with Section 11.08, the terms of outstanding Options and Stock Appreciation Rights may not be amended or modified, without approval by the stockholders of the Company, to reduce the Exercise Price, to cancel the Option or Stock Appreciation Rights when the Exercise Price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award, or in any other circumstance meeting the definition of a “repricing” under the rules of the New York Stock Exchange (or any similar rule of a stock exchange on which the Common Stock is then listed).

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

11.17 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

A-16 |	WESCO International, Inc. - 2017 Proxy Statement

(c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 11.17 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, (i) the duly authorized officer of the Company may take the actions under Section 11.17(c) and (e) above, (ii) neither the Committee nor such officers may take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

11.18 Deferred Compensation. No Award shall provide for a deferral of compensation under Section 409A of the Code unless the Committee specifically provides that the Award is intended to be subject to Section 409A of the Code and the Committee shall interpret this Plan in a manner consistent with an Award’s designation as either subject to or exempt from Section 409A, as applicable. References in this Plan to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Section 409A of the Code. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. The Company cannot guarantee that the Awards, payments, and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A of the Code.

11.19 Leaves of Absence. Unless the Committee provides otherwise and except where prohibited by law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, but such leave of absence (if approved by the Company) shall not be deemed a termination of Service or Service for purposes of the Plan. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

11.20 Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

11.21 Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

11.22	Interpretive Provisions. Unless the context clearly requires otherwise:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “will” shall be construed to have the same meaning and effect as the word “shall”.

WESCO International, Inc. - 2017 Proxy Statement	| A-17

(b) Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(c) Any reference herein to any person or entity shall be construed to include the permitted successors and assigns of such person or entity.

(d) The words “herein”, “hereof” and “hereunder”, and words of similar import when used in this Plan or Award Agreement shall be construed to refer to the Plan or Award Agreement, as applicable, in its entirety, and not to any particular provision thereof.

(e) All references to Sections shall be construed to refer to Sections of this Plan.

(f) Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “ to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

11.23 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

A-18 |	WESCO International, Inc. - 2017 Proxy Statement

WESCO INTERNATIONAL, INC.

Suite 700

225 West Station Square Drive

Pittsburgh, PA 15219-1122

Phone: 412-454-2200

www.wesco.com

WESCO INTERNATIONAL, INC.

225 WEST STATION SQ. DR.

SUITE 700

PITTSBURGH, PA 15219

ATTN: SAMANTHA L. O’DONOGHUE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, Tuesday, May 30, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, Tuesday, May 30, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Elect eight Directors for a one-year term expiring in 2018.		☐	☐	☐
Nominees
01 Sandra Beach Lin 02 John J. Engel 03 Matthew J. Espe 04 Bobby J. Griffin 05 John K. Morgan 06 Steven A. Raymund 07 James L. Singleton 08 Lynn M. Utter
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain		For	Against	Abstain
2. Approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐	5. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3. Approve, on an advisory basis, the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR proposals 4. and 5.		For	Against	Abstain
4. Approve the renewal and restatement of the WESCO International, Inc. 1999 Long-Term Incentive Plan.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com

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WESCO INTERNATIONAL, INC.

This proxy is solicited by the Board of Directors.

Annual Meeting of Stockholders

May 31, 2017 at 5:00 P.M., Eastern Time

The undersigned hereby appoints David S. Schulz, Diane E. Lazzaris, and Samantha L. O’Donoghue, and each of them, as Proxies with full power of substitution, to represent the undersigned and to vote all the shares of Common Stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Stockholders to be held at the Hyatt Regency Pittsburgh International Airport at 1111 Airport Boulevard, Pittsburgh, PA 15231 on May 31, 2017, at 5:00 p.m., Eastern Daylight Time, or any adjournment or postponement thereof, upon all matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made on any particular matter, this proxy will be voted in accordance with the Board of Directors’ recommendations on any such matter.

Continued and to be signed on reverse side